AS FILED
       WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2003

                         Registration No. 333-_______

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                      POST-EFFECTIVE AMENDMENT NO. 1
                              TO FORM SB-2 ON
                                 FORM S-1
                          REGISTRATION STATEMENT
                                 UNDER THE
                          SECURITIES ACT OF 1933


                           PETMED EXPRESS, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)


      Florida                         5190                65-0680967
-----------------------------  ----------------------  -------------------
(State or Other Jurisdiction   (Primary Standard        (I.R.S. Employer
Incorporation or Organization) Classification Number)  Identification No.)

                            1441 SW 29th Avenue
                       Pompano Beach, Florida  33069
                              (954) 979-5995
    -------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including
        Area Code, of Registrant's Principal Executive Offices)

                         ________________________


                              Menderes Akdag
                          Chief Executive Officer
                            1441 SW 29th Avenue
                       Pompano Beach, Florida  33069
                              (954) 979-5995
     -------------------------------------------------------------
     (Address, Including Zip Code, and Telephone Number, Including
                     Area Code, of Agent For Service)
                      ______________________________

                     Copies of all communications to:

                          Roxanne K. Beilly, Esq.
              Katz, Barron, Squitero, Faust & Boyd, P.A.
                     100 NE Third Avenue, Suite 280
                     Fort Lauderdale, Florida 33301
                        Telephone:  (954) 522-3636
                       Facsimile No. (954) 522-5119

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for
the same offering.   [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

                                                   Proposed        Proposed         Proposed
   Title of Each                                   Maximum         Maximum          Maximum
Class of Securities              Amount to be   Offering Price     Aggregate        Amount of
  to be Registered                Registered     Per Security    Offering Price  Registration Fee

Common stock, par value $.001
per share(1)..................    14,346,932         $2.00         $28,693,864      $2,639.84  *

Common stock, par value $.001
per share(2)..................        75,000         $3.50            $262,500         $24.15  *

Common stock, par value $.001
per share(2)..................        20,000         $3.13             $62,600          $5.75  *
                                                                                    ---------
Total Registration Fee*.......                                                      $2,669.74  *


(1)    Estimated   solely   for  purposes  of   calculating   the
       registration  fee pursuant to  Rule 457.   Based  upon the
       average of the closing bid and asked prices for the common stock on July 31, 2002.

(2) Shares issuable upon exercise of common stock purchase warrants. Estimated solely for purposes calculating the registration fee pursuant to Rule 457(g). Based upon exercise price of the shares of common stock underlying convertible securities which is higher than the average of the closing bid and asked prices for the common stock on July 31, 2002.

------------------
*  Previously paid


Explanatory Paragraph

This post-effective amendment to the registration statement is being filed for the purpose of bringing current the information which appeared in the registrant's registration statement on Form SB-2, SEC file number 333-97565, and as declared effective by the SEC on August 12, 2002 and which is currently effective (the "earlier registration statement"). The earlier registration statement is hereby incorporated by reference. The post-effective amendment is being filed on a Form S-1 as the registrant is no longer eligible to use a Form SB-2 registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

              Subject to Completion August 22, 2003


                           PROSPECTUS

                      PETMED EXPRESS, INC.

                12,590,985 Shares of Common stock


Since the effective date of the registration statement relating to the resale of 14,441,932 shares of our common stock, 1,652,633 shares of our common stock covered by the registration statement have been sold and warrants convertible into 198,314 shares of our common stock have expired. Accordingly, this prospectus relates to the resale of the remaining shares up to 12,590,985 shares of our common stock that may be offered and sold from time to time by selling shareholders, consisting of:

    *   9,845,985 shares; and

    * 2,745,000 shares issuable upon exercise of warrants and non-plan stock options.

We will not receive any of the proceeds for shares sold by the selling shareholders.

Our  common stock is traded on the OTCBB under the trading symbol
"PETS".  The closing sales price for our common stock  on  August
12, 2003 was $7.83 per share.


  The securities offered hereby involve a high degree of risk.
             See "RISK FACTORS" beginning on page 3.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



    The original date of this prospectus was August 12, 2002
        The date of this prospectus is ____________, 2003

                       PROSPECTUS SUMMARY

The Company

PetMed Express, Inc., d/b/a 1-800-PetMeds, is a leading nationwide pet pharmacy. We market prescription and non-prescription pet medications along with health and nutritional supplements for dogs and cats direct to the consumer. We offer consumers an attractive alternative for obtaining pet medications in terms of convenience, price, and speed of delivery. We market our products through national television, on-line and direct mail advertising campaigns, which aim to increase the recognition of the "1-800-PetMeds" brand name, increase traffic on our web site at www.1800PetMeds.com, acquire new customers, and maximize repeat purchases.

Our fiscal year end is March 31, and our executive offices are located at 1441 S.W. 29th Avenue, Pompano Beach, Florida 33069.
Our  telephone number is (954) 979-5995; our facsimile number  is
(954) 971-0544.

Unless otherwise indicated, references throughout this prospectus to "PetMed Express," "1-800-PetMeds," "PetMed Express.com," "1-
888-PetMeds," "the Company," "we," "us" and "our" refer to PetMed
Express, Inc., a Florida corporation and its subsidiaries.


The Offering and Our Securities

This prospectus covers the resale of a total of 12,590,985 shares of common stock by the selling shareholders identified in this prospectus. The shares of common stock are underlying certain warrants and options not issued under our 1998 Stock Option Plan.

Prior to this offering, there were 19,349,458 shares of our common stock issued and outstanding. If all of the shares covered by this prospectus are sold, there will be 22,094,458 shares of our common stock issued and outstanding. In addition to the shares covered by this prospectus, we have reserved a total of 2,077,603 shares in the event of conversion of outstanding preferred stock and exercise of options under our stock option plan and outstanding warrants.


Summary Financial Data

The following summary of our financial information has been derived from our financial statements that are included elsewhere in this prospectus. The information for the years ended March 31, 2003, 2002 and 2001 is derived from our audited financial statements. The information for the three months ended June 30, 2003 and 2002 is derived from our unaudited financial statements and is not necessarily indicative of the results that may be expected for the entire fiscal year ending March 31, 2004. The data set forth below should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Note that current financial condition is not indicative of future results.

                    STATEMENTS OF OPERATIONS

                                       Year Ended March 31,              Three Months Ended June 30,
                            ------------------------------------------   ---------------------------
                                 2003           2002           2001           2003           2002
                            ------------   ------------   ------------   ------------   ------------

Sales                       $ 54,974,916   $ 32,025,931   $ 10,006,285   $ 30,387,563   $ 14,830,755
Cost of sales                 31,517,639     18,894,493      6,367,604     18,582,680      8,568,253
Gross profit                  23,457,277     13,131,438      3,638,681     11,804,883      6,262,502
Operating expenses            19,974,270     12,383,498      6,277,779      9,657,595      4,971,267
Net income (loss)              3,257,565        825,413     (2,826,707)     1,432,584        902,329
Net income (loss) per
  common share:
    Basic                           0.19           0.05          (0.28)          0.08           0.05
    Diluted                         0.16           0.04          (0.28)          0.06           0.04
Weighted average number of
  common shares outstanding:
    Basic                     17,300,130     16,360,010      9,943,625     19,010,438     16,590,779
    Diluted                   20,749,515     19,739,493      9,943,625     23,012,611     20,092,544


                           BALANCE SHEET DATA


                                              March 31,                            June 30,
                            ------------------------------------------   ---------------------------
                                 2003           2002           2001           2003           2002
                            ------------   ------------   ------------   ------------   ------------

Working capital (deficit)   $  3,017,641   $    690,588   $ (2,473,349)  $  5,564,699   $  1,503,010
Total assets                   9,025,796      4,654,236      4,504,757     12,831,377      6,429,750
Total liabilities              3,433,108      3,071,536      3,747,470      4,620,302      3,785,721
Shareholders' equity           5,592,688      1,582,700        757,287      8,211,075      2,644,029


                          RISK FACTORS

An investment in our common stock is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.


We  have  only recently attained profitability and there  are  no assurances  that we can sustain profitable operations  in  future periods.
-----------------------------------------------------------------

While  we  reported  net income of approximately  $3,258,000  and
$825,000 for the years ended March 31, 2003 and 2002, respectively, and $1,433,000 for the three months ended June 30, 2003, we reported a net loss of approximately $2,827,000 for the year ended March 31, 2001 and have an accumulated deficit at June 30, 2003 of approximately $281,000. Our profitability during fiscal 2003 is due in part to an increase in our revenues of approximately $22,949,000, or approximately 72%, from fiscal
2002.   There  are  no  assurances we will continue  to  generate
revenues at this increased level, or that we will remain profitable during fiscal 2004 and beyond.

We may fail to comply with various state regulations covering the dispensing of prescription pet medications. We could be subject to reprimands, sanctions, probations, fines, suspensions or the loss of one or more of our pharmacy licenses.
-----------------------------------------------------------------

The sale and delivery of prescription pet medications is generally governed by state laws and state regulations. Since our pharmacy is located in the state of Florida, we are governed by the laws and regulations of the state of Florida. Each prescription pet medication sale we make is likely to be covered by the laws of the state where the customer is located. The laws and regulations relating to the sale and delivery of prescription pet medications vary from state to state, but generally require that prescription pet medications be dispensed with the authorization from a prescribing veterinarian. Sales of prescription medications represented approximately 29% and 34% of our sales for the fiscal years ended March 31, 2003 and 2002, respectively. To the extent that we are unable to maintain our license with the Florida Board of Pharmacy as a community pharmacy, or if we do not maintain the licenses granted by other state boards, or if we become subject to actions by the FDA, or other enforcement regulators, our distribution of prescription medications to pet owners could cease. If we were unable to distribute prescription pet medications our sales would decrease and our financial condition and results of operations may be materially adversely impacted, however we would focus more on the sale of non-prescription pet medication which historically represented approximately 70% of our sales.

While we make every effort to fully comply with the applicable state rules and regulations, from time to time we have been the subject of administrative complaints regarding the authorization of prescriptions prior to shipment. In connection with various complaints filed against us with the Florida Board of Pharmacy, in April 2002 we entered into a settlement agreement with the Florida Board of Pharmacy and, among other terms, our pharmacy license was placed on probation for a period of three years. We cannot assure you that we will not continue to be the subject of administrative complaints in the future. We cannot guarantee you that we will not be subject to reprimand, sanctions, probations, or to fines, or that one or more of our pharmacy licenses may not be suspended or revoked.


Our alternate veterinarian program was discontinued and was under investigation by the Florida Board of Pharmacy and Florida Agency for Health Care Administration, and by various other state's pharmacy boards, which could reduce or eliminate our ability to verify certain prescriptions outside the state of Florida.
-----------------------------------------------------------------

We utilized the services of alternate veterinarians to verify certain prescriptions for animals residing outside the state of Florida. The alternate veterinarian was not the veterinarian who had actually seen the animal and may reside in another state from the animal. In February 2002, we voluntarily ceased the use of the alternate veterinarian program, and in March 2002 a business decision was made to enter into a settlement agreement with the Florida Board of Pharmacy. Many of the complaints were for prescriptions verified through our alternate veterinarian program. The alternate veterinarian program used a veterinarian outside the state of Florida to verify the prescription for certain pets outside the state of Florida. The program was not used for pets residing in the State of Florida. Future complaints may be brought against us by states in which this program was utilized. We are unable to assess the potential impact on our business or any future penalties that may be assessed from these or other complaints.

We currently purchase our prescription and non-prescription medications from third party distributors and we are not an authorized distributor of those products. We do not have any guaranteed supply of these medications at any pre-established prices.
-----------------------------------------------------------------

For the fiscal years ended March 31, 2003 and 2002, approximately 93% and 92%, respectively, of our sales were attributable to sales of prescription and non-prescription medications. Historically, substantially all the major pharmaceutical manufacturers have declined to sell prescription and non-prescription pet medications directly to us. In order to assure a supply of these products, we purchase medications from various secondary sources, including a variety of domestic distributors. Our business strategy includes seeking to establish direct purchasing arrangements with major pet pharmaceutical manufacturing companies. If we were not successful in achieving this goal, we would continue to rely upon distributors.

We cannot guarantee that if we continue to purchase prescription and non-prescription pet medications from secondary sources that we will be able to purchase an adequate supply to meet our customers' demands, or that we will be able to purchase these products at competitive prices. As these products represent a significant portion of our sales, our failure to fill customer orders for these products could adversely impact our sales. If we should be forced to pay higher prices for these products to ensure an adequate supply, we cannot guarantee that we will be able to pass along to our customers any increases in the prices we pay for these medications. This inability to pass along increased prices would reduce our gross profit margins which could materially adversely affect our results of operations.


Our failure to properly manage our inventory may result in excessive inventory carrying costs, which could materially adversely affect our financial condition and results of operations.
-----------------------------------------------------------------

Our current product line contains approximately 600 SKUs in the fiscal year ended March 31, 2003. A significant portion of our sales is attributable to products representing approximately 90 SKUs. We need to properly manage our inventory to provide an adequate supply of these products and avoid excessive inventory of the products representing the balance of the SKUs. We generally place orders for products with our suppliers based upon our internal estimates of the amounts of inventory we will need to fill future orders. These estimates may be significantly different from the actual orders we receive. In the event that subsequent orders fall short of original estimates, we may be left with excess inventory. Significant excess inventory could result in price discounts and increased inventory carrying costs. Similarly, if we fail to have an adequate supply of some SKUs, we may lose sales opportunities. We cannot guarantee that we will maintain appropriate inventory levels. Any failure on our part to maintain appropriate inventory levels may have a material adverse effect on our financial condition and results of operations.


Resistance  from  veterinarians to authorize prescriptions  could cause our sales to decrease and could materially adversely affect our financial condition and results of operations.
-----------------------------------------------------------------

Since we began our operations, from time to time, some veterinarians have resisted providing our customers with a copy of their pet's prescription or authorizing the prescription to our pharmacy staff, thereby effectively preventing us from filling such prescriptions under state law. Sales of prescription medications represented approximately 29% and 34% of our sales for the fiscal years ended March 31, 2003 and 2002, respectively. Although veterinarians in some states are required by law to provide the pet owner with this prescription information, if the number of veterinarians who refuse to authorize prescriptions should increase, our sales could decrease, our liquidity could be adversely affected and our financial condition and results of operations may be materially adversely impacted.

In the past we have purchased medications from international distributors and we did not always know if those distributors had the authority of the manufacturer to sell the products in the United States. As a result, we may be subject to future civil or administrative actions regarding those products.
-----------------------------------------------------------------

During fiscal 2002, a business decision was made to discontinue purchasing any product from international distributors. We have purchased a portion of our prescription and non-prescription medications from international distributors in the past. These medications may be trademarked and/or copyrighted products manufactured in foreign countries or in the United States and sold by the manufacturer to foreign distributors. Some of the prescription and non-prescription medications may have been manufactured by entities, particularly foreign licensees, who are not the licensors or owners of the trademarks or copyrights for the medications. From time to time, United States trademark and copyright holders, their licensees, trade associations and the United States Customs Service have brought forth litigation or administrative agency proceedings in an attempt to halt the importation or sale of trademarked and/or copyrighted products. The courts remain divided on the extent to which trademark, copyright or other laws, rules, regulations or decisions may restrict the importation or sales of this merchandise without the consent of the trademark or copyright owner.

There can be no assurance that future judicial, legislative or administrative agency action, including possible import, export, tariff or other trade restrictions, will not be brought against us because of some of the secondary sources of supply used by us in the past. Moreover, there can be no assurance that our past business activities or merchandise sold to us in the past will not become the subject of legal or administrative actions brought by manufacturers, distributors, the United States Customs Service or others. Any such judicial, legislative, administrative or legal actions could result in substantial costs and diversion of resources, and may adversely affect our business and operating results by reducing our working capital available to operate our business.


Significant portions of our sales are made to residents of seven states. If we should lose our pharmacy license in one or more of these states, our financial condition and results of operations would be materially adversely affected.
-----------------------------------------------------------------

While we ship pet medications to customers in almost all 50 states, approximately 53% of our sales for the fiscal year ended March 31, 2003 were made to customers located in the states of California, Florida, Texas, New York, Georgia, Virginia and New Jersey. Since we are dependent on sales in these states, if for any reason our license to operate a pharmacy in one or more of those states should be suspended or revoked, or if it is not renewed, our financial condition and results of operations may be materially adversely affected.


We   face   significant   competition  from   veterinarians   and
traditional  and  online  retailers  and  may  not  be  able   to
profitably compete with them.
-----------------------------------------------------------------

We compete directly and indirectly with veterinarians in the sale of pet medications and health and nutritional supplements. Veterinarians hold a competitive advantage over us because many pet owners may find it more convenient or preferable to purchase these products directly from their veterinarians at the time of an office visit. We also compete directly and indirectly with both online and traditional retailers of pet medications and health and nutritional supplements. Both online and traditional retailers may hold a competitive advantage over us because of longer operating histories, established brand names, greater resources and an established customer base. Traditional retailers may hold a competitive advantage over us because pet owners may prefer to purchase these products from a store instead of online or through traditional catalog/telephone methods. In order to effectively compete in the future, we may be required to offer promotions and other incentives, which may result in lower operating margins or increased operating losses.

The  content of our web site could expose us to various kinds  of liability,  which, if prosecuted successfully,  could  negatively impact our business.
-----------------------------------------------------------------

Because we post product information and other content on our web site, we face potential liability for negligence, copyright infringement, patent infringement, trademark infringement, defamation and other claims based on the nature and content of the materials we post. Various claims have been brought, and sometimes successfully prosecuted, against Internet content distributors. We could be exposed to liability with respect to the unauthorized duplication of content. Although we maintain general liability insurance, our insurance may not cover potential claims of this type, or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect our financial condition and results of operations.


We  may  not be able to protect our intellectual property rights, and  we  may  be  found to infringe on the proprietary rights  of others.
-----------------------------------------------------------------

We rely on a combination of trademark, trade secret, copyright laws and contractual restrictions to protect our intellectual property. These afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy our non-prescription private label generic equivalents, when and if developed, as well as aspects of our sales formats, or to obtain and use information that we regard as proprietary, including the technology used to operate our web site, our content and our trademarks.

Litigation or proceedings before the United States Patent and Trademark Office may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain names, and to determine the validity and scope of the proprietary rights of others. Any litigation or adverse priority proceeding could result in substantial costs and diversion of resources, and may adversely affect our business and operating results by reducing our working capital available to operate our business.

We expect that participants in our markets will be increasingly involved in infringement claims as the number of services and competitors in our industry segment grows. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. These royalty or licensing agreements might not be available on terms acceptable to us or at all.


If  we  are  unable  to protect our Internet domain  name  or  to prevent others from using names that are confusingly similar, our business may be adversely impacted.
-----------------------------------------------------------------

Our Internet domain names, www.1800PetMeds.com, www.1888PetMeds.com, www.petmedexpress.com, and www.petmeds.com are critical to our brand recognition and our overall success. If we are unable to protect these domain names, our competitors could capitalize on our brand recognition. We are aware of substantially similar domain names, including www.petmed.com, used by competitors. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. The regulation of domain names in the United States and in foreign countries has changed, and may undergo further change in the near future. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may not be able to protect our own domain names, or prevent third parties from acquiring domain names that are confusingly similar to, infringe upon or otherwise decrease the value of our domain names. In the event that we are unable to protect our own domain names, or prevent third parties from acquiring domain names that are confusingly similar to, infringe upon or otherwise decrease the value of our domain names, we could lose customers and sales which may adversely effect our results of operation.

Since  all of our operations are housed in a single location,  we are  more  susceptible to business interruption in the  event  of damage to or disruptions in our facility.
-----------------------------------------------------------------

Our headquarters and distribution center are located in the same building in South Florida, and all of our shipments of products to our customers are made from this sole distribution center. We have no present plans to establish any additional distribution centers or offices. Because we consolidate our operations in one location, we are more susceptible to power and equipment failures, and business interruptions in the event of fires, floods and other natural disasters than if we had additional locations. Furthermore, because we are located in South Florida, which is a hurricane-sensitive area, we are particularly susceptible to the risk of damage to, or total destruction of, our headquarters and distribution center and surrounding transportation infrastructure caused by a hurricane. We cannot assure you that we are adequately insured to cover the amount of any losses relating to any of these potential events, business interruptions resulting from damage to or destruction of our headquarters and distribution center; or interruptions or disruptions to major transportation infrastructure or other events that do not occur on our premises. The occurrence of any of these events, depending upon how serious, could have a material adverse effect on our business, financial condition, results of operations and prospects.


The  majority of our sales are seasonal and our operating results are difficult to predict and may fluctuate.
-----------------------------------------------------------------

Because our operating results are difficult to predict, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. The majority of our product sales is affected by the seasons, due to the seasonality of mainly heartworm and flea and tick medications. Industry seasonality trends, according to Fountain Agricounsel LLC, Management Consultants to Agribusiness, are divided into percentage of industry sales by quarter. For the quarters ended March 31, June 30, September 30, and December 31 industry sales are 19%, 37%, 28%, and 16%, respectively.

In addition to the seasonality of our sales, our annual and quarterly operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, many of which are out of our control. Factors that may cause our operating results to fluctuate include:

  * Our inability to obtain new customers at a reasonable cost, retain existing customers, or encourage reorders;
  * Our inability to increase the number of visitors to our web site, or our inability to convert visitors to our web site into customers;
  *   The mix of medications and other pet products sold by us;
  *   Our inability to manage inventory levels;
  * Our inability to adequately maintain, upgrade and develop our web site, the systems that we use to process customer orders and payments, or our computer network;
  *   Increased competition within our market niche;
  *   Price competition;
  *   Increases in the cost of advertising;
  * The amount and timing of operating costs and capital expenditures relating to expansion of our product line or operations; and
  * Disruption of our toll-free telephone service, technical difficulties, systems and Internet outages or slowdowns.

Any  change  in one or more of these factors could make  it  more costly  or difficult to conduct our business, which could have  a
material  adverse  affect  on  our  results  of  operations   and
financial condition.

Our  shares  of  common stock currently have  a  limited  trading market.
-----------------------------------------------------------------

Our shares of common stock are currently quoted on the OTC Bulletin Board. Our shares of common stock currently have only a limited trading market. As a result, you may find it difficult to dispose of shares of our common stock and you may suffer a loss of all or a substantial portion of your investment in our common stock.


Our stock price fluctuates from time to time and may fall below expectations of securities analysts and investors, and could subject us to litigation, which may result in you suffering the loss of your investment.
-----------------------------------------------------------------

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

  *   quarterly variations in operating results;
  *   changes in accounting treatments or principles;
  * announcements by us or our competitors of new products and services offerings, significant contracts, acquisitions or strategic relationships;
  *   additions or departures of key personnel;
  *   any future sales of our common stock or other securities;
  * stock m arket price and volume fluctuations of publicly-traded companies; and
  *   general political, economic and market conditions.

It is likely that in some future quarter our operating results may fall below the expectations of securities analysts and investors, which could result in a decrease in the trading price of our common stock. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may be the targets of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could seriously harm our business and operating results.


The interests of our controlling shareholders could conflict with those of our other shareholders.
-----------------------------------------------------------------

Tricon Holdings, LLC, ("Tricon") our principal shareholder, owns and controls approximately 38.2% of our voting securities and together with the exercise of 2,160,000 warrants, if such warrants were exercised which there can be no assurance, would own and control 44.4% of our voting securities. Our officers and directors, together with our principal shareholder (excluding the exercise of the warrants or options), own or control 49.6% of our voting securities. These shareholders are able to influence the outcome of shareholder votes, including votes concerning:

  *   the election of directors;
  *   amendments to our charter and by-laws; and
  * the approval of significant corporate transactions such as a merger or sale of our assets.

This controlling influence could have the effect of delaying or preventing a change in control, even if many of our shareholders believe it is in their best interest.

If the selling security holders all elect to sell their shares of common stock at the same time, the market price of our shares may decrease.
-----------------------------------------------------------------

It is possible that the selling securities holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sale, or the possibility thereof, may have a depressive effect on the market price of our stock.


We may issue additional shares of preferred stock that could defer a change of control or dilute the interests of our common shareholders. Our charter documents could defer a takeover effort, which could inhibit your ability to receive an acquisition premium for your shares.
-----------------------------------------------------------------

Our charter permits our board of directors to issue up to 5,000,000 shares of preferred stock without shareholder approval. Currently there are 2,500 shares of our Convertible Preferred Stock issued and outstanding. This leaves 4,997,500 shares of preferred stock available for issuance at the discretion of our board of directors. These shares, if issued, could contain dividend, liquidation, conversion, voting or other rights which could adversely affect the rights of our common shareholders and which could also be utilized, under some circumstances, as a method of discouraging, delaying or preventing our change in control. Provisions of our articles of incorporation, bylaws and Florida law could make it more difficult for a third party to acquire us, even if many of our shareholders believe it is in their best interest.


FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements," which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: expectations as to operations and operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; estimates of costs; expectations that claims, lawsuits, commitments, contingent liabilities, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether we are fully successful in implementing our financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; the outcome of claims and litigation; natural events such as severe weather, floods and hurricanes; and other factors described under "Risk Factors."

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements. For any forward-looking statements contained in this prospectus, we claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


                         CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2003. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The table does not give effect to:

  * the issuance of 208,581 shares subsequent to June 30, 2003 through August 12, 2003;
  * the issuance of up to 2,214,101 shares in the event outstanding options that have been granted are exercised; or
  * the issuance of up to 2,775,000 shares in the event that outstanding common stock purchase warrants are exercised.


                                                      June 30,
                                                       2003
                                                    ----------

   Long-term debt                                   $   51,332
   Shareholders' equity:
      Common stock, $.001 par value, 40,000,000
        shares authorized, 19,140,877 shares
        issued and outstanding                          19,141
      Preferred stock, $.001 par value, 5,000,000
       shares authorized, 2,500 shares issued and
       outstanding                                       8,898
     Additional paid-in capital                      8,464,330
     Accumulated deficit                              (281,294)
                                                    ----------
     Total shareholders' equity                      8,211,075

     Total capitalization                            8,262,407
                                                    ==========


                         USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. If, and when, the warrants and non-plan options are exercised by the selling shareholders, the proceeds of $950,850 from the exercise shall be used by us for general corporate purposes.

         PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common shares are traded on the OTC Bulletin Board under the symbol "PETS". The prices set forth below reflect the range of high and low closing prices per share in each of the quarters of fiscal 2003 and 2002, and the first quarter of fiscal 2004 as reported by the OTCBB.


     Fiscal 2004:                 High             Low
     ------------                 ----             ---
     First Quarter                $5.00           $2.27

     Fiscal 2003:                 High             Low
     ------------                 ----             ---
     First Quarter                $1.75           $0.76
     Second Quarter               $2.53           $1.75
     Third Quarter                $2.30           $1.57
     Fourth Quarter               $2.36           $1.78

     Fiscal 2002:                 High             Low
     ------------                 ----             ---
     First Quarter                $2.11           $0.88
     Second Quarter               $1.45           $0.64
     Third Quarter                $1.15           $0.65
     Fourth Quarter               $1.25           $0.76


As of August 12, 2003, we had approximately 75 shareholders of record, and we estimate there were approximately 950 beneficial shareholders on that date. On August 12, 2003, the closing sales price of the common stock as reported on the OTCBB was $7.83 per share.

Holders of our common stock are entitled to cash dividends when, and as may be declared by the board of directors. We have never paid cash dividends on our common stock. We do not intend to pay any dividends in the foreseeable future and investors should not rely on an investment in us if they require dividend income. We intend to retain earnings, if any, to finance the expansion of our business. Future dividend policy will be subject to the discretion of our board of directors and will be based upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. There can be no assurance that cash dividends of any kind will ever be paid.

A special note about penny stock rules
--------------------------------------

Our common stock may be covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause fewer broker-dealers to be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

                     SELECTED FINANCIAL DATA

The following selected financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and notes thereto and other financial information included elsewhere in this prospectus.

The consolidated statements of operations data set forth below for the fiscal years ended March 31, 2003, 2002 and 2001 and the consolidated balance sheet data as of March 31, 2003 and 2002 have been derived from our audited consolidated financial statements which are included elsewhere in this prospectus. The consolidated statements of operations data set forth below for the three months ended June 30, 2003 and 2002 and the consolidated balance sheet data as of June 30, 2003 has been derived from our unaudited condensed consolidated financial statements which are included elsewhere in this prospectus.

The consolidated statement of operations data set forth below for the fiscal years ended March 31, 2000 and 1999 and the consolidated balance sheet data as of March 31, 2001, 2000 and 1999 have been derived from our audited consolidated financial statements which are not included in this prospectus. The consolidated balance sheet data as of June 30, 2002 has been derived from our unaudited condensed consolidated financial statements which are not included in this prospectus.


                    STATEMENTS OF OPERATIONS

                                                       Year Ended March 31,                           Three Months Ended June 30,
                           ------------------------------------------------------------------------   ---------------------------
                                2003           2002           2001          2000           1999           2003           2002
                           ------------   ------------   ------------   ------------   ------------   ------------   ------------

Sales                      $ 54,974,916   $ 32,025,931   $ 10,006,285   $14,667,146    $  10,224,178  $ 30,387,563   $ 14,830,755
Cost of sales                31,517,639     18,894,493      6,367,604     8,496,316        6,120,584    18,582,680      8,568,253
Gross profit                 23,457,277     13,131,438      3,638,681     6,180,830        4,103,594    11,804,883      6,262,502
Operating expenses           19,974,270     12,383,498      6,277,779     7,766,385        3,876,183     9,657,595      4,971,267
Net income (loss)             3,257,565        825,413     (2,826,707)   (1,794,237)        (468,389)    1,432,584        902,329
Net income (loss) per
  common share:
     Basic                         0.19           0.05          (0.28)        (0.28)           (0.09)         0.08           0.05
     Diluted                       0.16           0.04          (0.28)        (0.28)           (0.09)         0.06           0.04
Weighted average number of
  common shares outstanding:
     Basic                   17,300,130     16,360,010      9,943,625     6,369,822        5,333,355     19,010,438    16,590,779
     Diluted                 20,749,515     19,739,493      9,943,625     6,369,822        5,333,355     23,012,611    20,092,544


                      BALANCE SHEET DATA

                                            March 31,                                                          June 30,
                           ------------------------------------------------------------------------   ---------------------------
                                2003          2002           2001           2000           1999           2003           2002
                           ------------   ------------   ------------   ------------   ------------   ------------   ------------

Working capital (deficit)  $  3,017,641   $    690,588   $ (2,473,349)  $    398,218   $  2,037,732   $  5,564,699   $  1,503,010
Total assets                  9,025,796      4,654,236      4,504,757      6,326,435      5,628,871     12,831,377      6,429,750
Total liabilities             3,433,108      3,071,536      3,747,470      4,695,583      2,917,930      4,620,302      3,785,721
Shareholders' equity          5,592,688      1,582,700        757,287      1,630,852      2,710,941      8,211,075      2,644,029

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

Overview

PetMed Express was incorporated in the state of Florida in January 1996. We began selling pet medications and products in September 1996, and in the fall of 1997 we issued our first catalog. This catalog displayed approximately 1,200 items, including prescription and non-prescription pet medications, pet health and nutritional supplements and pet accessories. In fiscal 2001, we focused our product line to approximately 600 of the most popular pet medications and health and nutritional supplements for dogs and cats. We also market products on our web site, where we currently generate approximately 50% of all sales, over the previous 12 months we generated 44% of all sales. Since October 1997, we have advertised our products on national television, on-line, and direct mail advertising.

Our sales consist of products sold to mainly retail consumers and minimal wholesale customers. Typically, our retail customers pay by credit card or check at the time the order is shipped. We usually receive cash settlement in one to three banking days for sales paid for by credit cards, which minimizes the accounts receivable balances relative to our sales. Certain wholesale customers are extended credit terms, which usually require payment within 30 days of delivery. For the three months ended June 30, 2003 and 2002, our sales returns average was approximately 1.3% and 2.0% of sales, respectively, and the twelve month average purchase was approximately $71.
The following should be read in conjunction with our Consolidated Financial Statements and the related notes thereto included elsewhere herein.


Cautionary Factors That May Affect Future Results

This document and other documents we may file with the Securities and Exchange Commission contain forward-looking statements. Also, our management may make forward-looking statements orally to investors, analysts, the media and others.

Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors, many beyond our control that could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this prospectus or in any other report or public statements we make may turn out to be wrong.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe" or words of similar meaning. They may also use words such as "will", "would", "should", "could" or "may."

Factors that may cause actual results to differ materially include the risks discussed below, as well as the risks discussed elsewhere in this prospectus under the caption "Risk Factors."

Critical Accounting Policies

Our discussion and analysis of our financial condition and the results of our operations are based upon our condensed consolidated financial statements and the data used to prepare them. Our condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. On an ongoing basis we re-evaluate our judgments and estimates including those related to product returns, bad debts, inventories, long-lived assets, income taxes, litigation and contingencies. We base our estimates and judgments on our historical experience, knowledge of current conditions and our beliefs of what could occur in the future considering available information. Actual results may differ from these estimates under different assumptions or conditions. Our estimates are guided by observing the following critical accounting policies.


Revenue recognition

We generate revenue by selling pet medication products primarily to retail consumers and minimally to wholesale customers. Our policy is to recognize revenue from product sales upon shipment, when the rights of ownership and risk of loss have passed to the consumer. Outbound shipping and handling fees are included in sales and are billed upon shipment. Shipping and handling expenses are included in cost of sales.

The majority of our sales are paid by credit cards and we usually receive the cash settlement in one to three banking days. Credit card sales minimize our accounts receivable balances relative to
our  sales.   We maintain an allowance for doubtful accounts  for
losses that we estimate will arise from the customers' inability to make required payments, arising from either credit card charge-backs or insufficient fund checks. We determine our estimates of
the   uncollectibility  of  accounts  receivable   by   analyzing
historical bad debts and current economic trends. At June 30, 2003 the allowance for doubtful accounts was approximately $26,000.


Valuation of inventory

Inventories  consist  of  prescription and  non-prescription  pet medications that are available for sale and are priced at the lower of cost or market value using a weighted average cost method. We write down our inventory for estimated obsolescence. At June 30, 2003 the inventory reserve was approximately $141,000.


Property and equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The furniture, fixtures, equipment and computer software are depreciated over periods ranging from three to ten years. Leasehold improvements and assets under capital lease agreements are amortized over the shorter of the underlying lease agreement or the useful life of the asset.


Long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets is measured by comparison of the carrying amount of the asset to net future cash flows expected to be generated from the asset.

Advertising

Our advertising expense consists primarily of television advertising, internet marketing, and direct mail advertising. Television costs are expensed as the advertisements are televised and direct mail costs are expensed when the related print materials are produced, distributed or superseded.


Accounting for income taxes

We account for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes, which generally requires recognition of deferred tax assets and liabilities for the expected future tax benefits or consequences of events that have been included in the condensed consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting carrying values and the tax bases of assets and liabilities, and are measured by applying enacted tax rates and laws for the taxable years in which those differences are expected to reverse.

Results of Operations

Three  Months Ended June 30, 2003 Compared to Three Months  Ended
June 30, 2002
-----------------------------------------------------------------

The following should be read in conjunction with our condensed consolidated financial statements and the related notes thereto included elsewhere herein. The following table sets forth, as a percentage of sales, certain items appearing in our condensed consolidated statements of income.


                                    Three Months Ended June 30,
                                        2003            2002
                                    -----------     -----------
Sales                                     100.0  %        100.0  %
Cost of sales                              61.1            57.8
                                    -----------     -----------
Gross profit                               38.9            42.2
                                    -----------     -----------

Operating expenses:
     General and administrative             9.9            14.0
     Advertising                           21.4            18.9
     Depreciation and amortization          0.5             0.6
                                    -----------     -----------
Total operating expenses                   31.8            33.5
                                    -----------     -----------

Income from operations                      7.1             8.7
                                    -----------     -----------

Provision for income taxes                  2.4             2.6
                                    -----------     -----------

Net income                                  4.7             6.1
                                    ===========     ===========

Sales
-----

Sales increased by approximately $15,557,000, or 104.9%, to approximately $30,388,000 for the quarter ended June 30, 2003, from approximately $14,831,000 for the quarter ended June 30, 2002. The increase in sales was primarily attributable to the positive effects of increased advertising and increased retail reorders. The increase to sales can also be attributed to the free shipping promotion, which was initiated in March 2003. Advertising as a percentage of sales increased to 21.4% for the first quarter of fiscal 2004 from 18.9% for the first quarter of fiscal 2003.

We have committed certain amounts specifically designated towards television and direct mail advertising to stimulate sales, create brand awareness, and acquire new customers. Retail new order sales have increased by approximately $8,768,000, or 97.5%, to approximately $17,765,000 for the quarter ended June 30, 2003, from approximately $8,997,000 for the quarter ended June 30, 2002. Retail reorder sales have increased by approximately $6,738,000, or 116.8%, to approximately $12,508,000 for the quarter ended June 30, 2003, from approximately $5,770,000 for the quarter ended June 30, 2002. We acquired approximately
234,000 new customers for the quarter ended June 30, 2003, compared to approximately 121,000 new customers for the same period prior year.

The majority of our product sales are affected by the seasons, due to the seasonality of mainly heartworm and flea and tick medications. Industry seasonality trends, according to Fountain Agricounsel LLC, Management Consultants to Agribusiness, are divided into percentage of industry sales by quarter. For the quarters ended March 31, June 30, September 30, and December 31 industry sales are 19%, 37%, 28%, and 16%, respectively. We cannot accurately predict future sales; however, based on current circumstances we do not expect a significant variance compared to the industry trends in the second quarter of fiscal 2004.

Cost of sales
-------------

Cost of sales increased by approximately $10,015,000, or 116.9%, to approximately $18,583,000 for the quarter ended June 30, 2003, from approximately $8,568,000 for the quarter ended June 30, 2002. The increase in cost of sales is directly related to the increase in retail sales in the first quarter of fiscal 2004 as compared to 2003. As a percent of sales, the cost of sales was 61.1% for the three months ended June 30, 2003, as compared to 57.8% for the three months ended June 30, 2002. This percentage increase can be directly attributed to the free shipping promotion.

Gross profit
------------

Gross profit increased by approximately $5,542,000, or 88.5%, to approximately $11,805,000 for the quarter ended June 30, 2003, from approximately $6,263,000 for the quarter ended June 30, 2002. Gross profit as a percentage of sales for first quarter of fiscal 2004 and 2003 was 38.9% and 42.2%, respectively. This percentage decrease can be attributed to our free shipping promotion on all orders exceeding $40.

General and administrative expenses
-----------------------------------

General and administrative expense increased by approximately $938,000, or 45.0%, to approximately $3,021,000 for the quarter ended June 30, 2003, from approximately $2,083,000 for the quarter ended June 30, 2002. General and administrative expense as a percentage of sales was 9.9% and 14.0% for the quarter ended June 30, 2003 and 2002, respectively. The increase in general and administrative expense for the quarter June 30, 2003 was primarily due to the following: a $406,000 increase to payroll expenses which can be attributed to the addition of new employees in our customer service and pharmacy departments which enabled us to sustain our continued growth; a $306,000 increase to bank service and credit card fees and a $121,000 increase to telephone expenses which is directly related to the increase in the quarterly sales; and a $105,000 increase in other expenses which includes insurance, property, and office expenses.

Advertising expenses
--------------------

Advertising expenses increased by approximately $3,702,000, or 131.9%, to approximately $6,509,000 for the quarter ended June 30, 2003, from approximately $2,807,000 for the quarter ended June 30, 2002. The significant increase in advertising expense for the quarter ended June 30, 2003 was due to our plan to commit certain amounts specifically designated towards television and direct mail advertising to stimulate sales, create brand awareness, and acquire new customers. We expect this trend of increased advertising spending to continue into the second quarter of fiscal 2004.

Depreciation and amortization expenses
--------------------------------------

Depreciation and amortization increased by approximately $47,000, or 57.9%, to approximately $127,000 for the quarter ended June 30, 2003, from approximately $80,000 for the quarter ended June 30, 2002. This increase to depreciation and amortization expense for first quarter of fiscal 2004 can be attributed to increased property and equipment additions mainly related to the warehouse expansion, since the first quarter of fiscal 2003.

Interest expense
----------------

Interest expense decreased by approximately $3,000, or 52.0%, to approximately $3,000 for the quarter ended June 30, 2003, from approximately $6,000 for the quarter ended June 30, 2002. Interest expense may increase slightly in future quarters, due to utilizing our $2,000,000 line of credit to increase inventory levels.

Provision for income taxes
--------------------------

We have incurred significant net losses since our inception in 1996, through the quarter ended June 30, 2001. These losses have resulted in net operating loss carryforwards, which have been used by us to offset our tax liabilities. For the fiscal year ended March 31, 2002, we recorded a full valuation allowance against the deferred income tax assets, created by net operating losses, since future utilization of these assets was subject to our ability to generate taxable income. For the fiscal year ended March 31, 2003, we recognized a deferred income tax asset of approximately $581,000, due to the fact that we had demonstrated the ability to generate taxable income. There are no guarantees that we will be able to utilize all future net operating loss carryforwards unless we generate taxable income. For the quarters ended June 30, 2003 and 2002, we recorded an income tax provision for approximately $715,000 and $390,000, respectively; to provide for taxable income as the utilization of net operating loss carryforwards are limited.

Fiscal Year 2003 Compared to Fiscal Year 2002
---------------------------------------------
The following table sets forth, as a percentage of sales, certain items appearing in our statements of income.

                                               Fiscal Year
                                     ---------------------------------
                                     March 31, 2003     March 31, 2002
                                     --------------     --------------
 Net sales                                    100.0 %            100.0 %
 Cost of sales                                 57.3               59.0
                                     --------------     --------------
 Gross profit                                  42.7               41.0
                                     --------------     --------------

 Operating expenses:
      General and administrative               14.5               19.0
      Advertising                              21.2               17.9
      Severance charges                          -                 0.6
      Depreciation and amortization             0.7                1.2
                                     --------------     --------------
 Total operating expenses                      36.4               38.7
                                     --------------     --------------

 Income from operations                         6.3                2.3
                                     --------------     --------------

 Other income (expense):
      Adjustment of estimate for
        legal settlement                         -                 1.1
      Gain (loss) on disposal of
        property and equipment                  0.1               (1.0)
      Interest expense                         (0.1)              (0.1)
      Interest income                            -                 0.1
      Other, net                                 -                 0.2
                                     --------------     --------------
 Total other income (expense):                   -                 0.3
                                     --------------     --------------

 Income before provision for
   income taxes                                 6.3                2.6

 Provision for income taxes                     0.4                 -
                                     --------------     --------------
 Net income                                     5.9                2.6
                                     ==============     ==============

Sales
-----

Sales increased by approximately $22,949,000, or 71.7%, to approximately $54,975,000 for the fiscal year ended March 31, 2003, from approximately $32,026,000 for the fiscal year ended March 31, 2002. The increase in sales was primarily attributable to the positive effects of increased advertising and increased retail reorders, partially offset by a decrease in wholesale sales. Advertising as a percentage of sales increased to 21.2% in fiscal 2003 from 17.9% in fiscal 2002. We have committed certain amounts specifically designated towards television advertising to stimulate sales, create brand awareness, and acquire new customers. Retail new order sales have increased by approximately $10,143,000, or 54.0%, to approximately $28,915,000 for the fiscal year ended March 31, 2003, from approximately $18,772,000 for the fiscal year ended March 31, 2002. Retail reorder sales have increased by approximately $15,575,000, or 151.9%, to approximately $25,827,000 for the fiscal year ended March 31, 2003, from approximately $10,252,000 for the fiscal year ended March 31, 2002. Wholesale sales have decreased by approximately $2,769,000, or 92.3%, to approximately $233,000 for the fiscal year ended March 31, 2003, from approximately $3,002,000 for the fiscal year ended March 31, 2002. We have discontinued our wholesale operations to concentrate on retail sales.

The majority of our product sales are affected by the seasons, due to the seasonality of mainly heartworm and flea and tick medications. Industry seasonality trends, according to Fountain Agricounsel LLC, Management Consultants to Agribusiness, are divided into percentage of industry sales by quarter. For the quarters ended March 31, June 30, September 30, and December 31 industry sales are 19%, 37%, 28%, and 16%, respectively. We cannot accurately predict future sales, however, based on current circumstances we do not expect a significant variance compared to the industry trends in the first quarter of fiscal 2004.

Cost of sales
-------------

Cost of sales increased by approximately $12,623,000, or 66.8%, to approximately $31,518,000 for the fiscal year ended March 31, 2003, from approximately $18,895,000 for the fiscal year ended March 31, 2002. The increase in cost of sales is directly related to the increase in retail sales in fiscal 2003 as compared to 2002. However, as a percent of sales, the cost of sales was 57.3% in fiscal 2003, as compared to 59.0% in fiscal 2002. This percentage reduction can be attributed to our continued efforts to purchase medications in larger quantities, by bulk, to take advantage of any and all purchasing discounts available.

Gross profit
------------

Gross profit increased by approximately $10,326,000, or 78.6%, to approximately $23,457,000 for the fiscal year ended March 31, 2003 from approximately $13,131,000 for the fiscal year ended March 31, 2002. Gross profit as a percentage of sales for fiscal 2003 and 2002 was 42.7% and 41.0%, respectively, reflecting the positive impact of purchasing medications in larger quantities, receiving purchasing discounts. In February 2003, we initiated a free shipping program on all orders exceeding $40.

General and administrative expenses
-----------------------------------

General and administrative expense increased by approximately $1,862,000, or 30.6%, to approximately $7,957,000 for the fiscal year ended March 31, 2003 from approximately $6,095,000 for the fiscal year ended March 31, 2002. General and administrative expense as a percentage of sales was 14.5% and 19.0% for the fiscal years ended March 31, 2003 and 2002, respectively. The increase in general and administrative expense for the year ended March 31, 2003 is primarily due to the following: a $1,428,000 increase to payroll expenses which can be attributed to the addition of new employees in the customer service and pharmacy departments, which enabled PetMed to sustain its continued growth, a $493,000 increase to bank service and credit card fees which is directly related to the increase in fiscal 2003 sales, a $250,000 increase in property and insurance expenses, which includes utilities and rental expenses, which can be attributed to leasing additional space to support our expansion in fiscal 2003, offset with a $285,000 decrease to professional fees, and a $24,000 decrease to various other expenses.

Advertising expenses
--------------------

Advertising expenses increased by approximately $5,933,000, or approximately 103.8%, to approximately $11,650,000 for the fiscal year ended March 31, 2003 from approximately $5,717,000 for the fiscal year ended March 31, 2002. The significant increase in advertising expense for the fiscal year ended March 31, 2003 was due to our plan to commit certain amounts specifically designated towards television advertising to stimulate sales, create brand awareness, and acquire new customers. We expect this trend in advertising to continue into the first and second quarters of 2004.

Severance charges
-----------------

Severance charges for the fiscal year ended March 31, 2002 of $195,000 relate to severance due to two of our former executive officers, the CFO and COO. No comparable charges were made in fiscal 2003.

Depreciation and amortization
-----------------------------

Depreciation and amortization decreased by approximately $9,000, or 2.4%, to approximately $368,000 for the fiscal year ended March 31, 2003 from approximately $377,000 for the fiscal year ended March 31, 2002. The slight decrease to depreciation and amortization expense for fiscal 2003 can be attributed to a depreciation expense reduction related to the sale of our facilities in fiscal 2002, offset by an increase to property additions in fiscal 2003.

Adjustment of estimate for legal settlement
-------------------------------------------

In fiscal 2002, we recognized income of $345,000 on a reversal of a legal assessment estimate, which was originally booked in the fiscal year ended March 31, 2001. On September 28, 2001, PetMed and the EPA entered into a Consent Agreement and Final Order. The settlement agreement required us to pay a civil penalty of $100,000 plus interest, a reduction from the original $445,000 fine.

Gain or loss on disposal of property and equipment
--------------------------------------------------

In fiscal 2003, we recorded a gain on disposal of computer equipment of $15,000. The fully depreciated computer equipment was sold to an unrelated third party and we received gross proceeds of $15,000. During fiscal 2002, we recorded a loss on disposal of land and building of $314,000. A $185,000 loss was the result of the sale of the corporate office building, which includes the principal executive offices and warehouse, to an unrelated third party. We received gross proceeds of $2,150,000, of which approximately $1,561,000 was used to pay off the mortgage. The remaining $129,000 loss relates to the impairment of outdated computer equipment, which we no longer utilized.

Interest expense
----------------

Interest expense decreased by approximately $18,000, or 37.2%, to approximately $31,000 for the fiscal year ended March 31, 2003 from approximately $49,000 for the fiscal year ended March 31, 2002. The $18,000 decrease can be attributed to a reduction in interest expense relating to the mortgage payoff of our principal executive offices in the first quarter of fiscal 2002. Interest expense may increase further in future quarters, due to our plan to utilize $2,000,000 of our line of credit to increase inventory levels during promotion periods.

Provision for income taxes
--------------------------

We incurred significant net losses since our inception in 1996, through the quarter ended June 30, 2001. These losses have resulted in net operating loss carryforwards, which we have used to offset our tax liabilities. For the fiscal year ended March 31, 2002, we recorded a full valuation allowance against the deferred income tax assets, created by net operating losses, since future utilization of these assets was subject to our ability to generate taxable income. For the fiscal year ended March 31, 2003, we recognized a deferred income tax asset of approximately $581,000, due to the fact that we had demonstrated the ability to generate taxable income. There are no guarantees that we will be able to utilize all future net operating loss carryforwards, unless we generate taxable income. For the fiscal years ended March 31, 2003 and 2002, we recorded an income tax provision for approximately $223,000 and $0, respectively. There was no income tax provision for fiscal 2002, due to the utilization of prior net operating losses which offset taxable income for the period. The effective tax rate for fiscal 2003 of 6.4% is lower than the federal tax rate of 34%; this is primarily due to the recognition of the deferred tax asset. Upon recognition of the $581,000 deferred income tax asset, we reduced our income tax provision by the same amount. This income tax provision reduction was a tax benefit, which increased net income.

Net income
----------

Net income increased by approximately $2,433,000, or 294.7%, to $3,258,000 net income for the fiscal year ended March 31, 2003 from $825,000 net income for the fiscal year ended March 31, 2002. The significant increase was mainly attributable to our profitable operations and the recognition of a deferred tax asset of $581,000.

Fiscal Year 2002 Compared to Fiscal Year 2001
---------------------------------------------

The following table sets forth, as a percentage of sales, certain items appearing in our statements of operations.

                                             Fiscal Year
                                     --------------------------------
                                     March 31, 2002    March 31, 2001
                                     --------------    --------------
 Net sales                                    100.0 %           100.0 %
 Cost of sales                                 59.0              63.6
                                     --------------    --------------
 Gross profit                                  41.0              36.4
                                     --------------    --------------


 Operating expenses:
      General and administrative               19.0              45.0
      Advertising                              17.9              14.0
      Severence charges                         0.6                -
      Depreciation and amortization             1.2               3.7
                                     --------------    --------------
 Total operating expenses                      38.7              62.7
                                     --------------    --------------

 Income (loss) from operations                  2.3             (26.3)
                                     --------------    --------------

 Other income (expense):
      Adjustment of estimate for
        legal settlement                        1.1                -
      Loss on disposal of property
        and equipment                          (1.0)               -
      Interest expense                         (0.1)             (2.3)
      Interest income                           0.1               0.5
      Other, net                                0.2              (0.1)
                                     --------------    --------------
 Total other income (expense):                  0.3              (1.9)
                                     --------------    --------------

 Income (loss) before provision
   for income taxes                             2.6             (28.2)

 Provision for income taxes                      -                 -
                                     --------------    --------------
 Net income (loss)                              2.6             (28.2)
                                     ==============    ==============

Sales
-----

Sales increased by approximately $22,020,000, or 220.1%, to approximately $32,026,000 for the fiscal year ended March 31, 2002, from approximately $10,006,000 for the fiscal year ended March 31, 2001. The increase in sales was primarily attributable to the positive effects of increased advertising. Advertising as a percentage of sales increased to 17.9% in fiscal 2002 from 14.0% in fiscal 2001. We have committed certain amounts specifically designated towards television advertising to stimulate sales and create brand awareness. Historically, sales have a tendency to increase in the first and second fiscal quarters due to the seasonality of certain pet medications.

Cost of sales
-------------

Cost of sales increased by approximately $12,527,000, or 196.7%, to approximately $18,895,000 for the fiscal year ended March 31, 2002, from approximately $6,368,000 for the fiscal year ended March 31, 2001. The increase in cost of sales is directly related to the increase in retail sales in fiscal 2002 as compared to 2001. However, as a percent of sales, the cost of sales was 59.0% in fiscal 2002, as compared to 63.6% in 2001. This percentage reduction can be attributed to our continued efforts to purchase medications in larger quantities, by bulk, to take advantage of any and all purchasing discounts and promotions available.

Gross profit
------------

Gross profit increased by approximately $9,493,000, or 260.9%, to approximately $13,132,000 for the fiscal year ended March 31, 2002 from approximately $3,639,000 for the fiscal year ended March 31, 2001. Gross profit as a percentage of sales for fiscal 2002 and 2001 was 41.0% and 36.4%, respectively, reflecting the positive impact of purchasing medications in larger quantities.

General and administrative expenses
-----------------------------------

General and administrative expense increased by approximately $1,588,000, or 35.2%, to approximately $6,095,000 for the fiscal year ended March 31, 2002 from approximately $4,507,000 for the fiscal year ended March 31, 2001. General and administrative expense as a percentage of sales was 19.0% and 45.0% for the fiscal years ended March 31, 2002 and 2001, respectively. The increase in general and administrative expense for the year ended March 31, 2002 is primarily due to the following: a $1,159,000 increase to payroll expenses can be attributed to the addition of new employees in the customer service and pharmacy departments, which enabled us to sustain continued growth, a $599,000 increase to bank service and credit card fees is directly related to the increase in fiscal 2002 sales, a $268,000 increase in property and office expenses, which includes utilities and rental expenses, which can be attributed to leasing our facilities for the majority of fiscal 2002, while owning the same facility in fiscal 2001, a $37,000 increase in telephone and other expenses, offset with a $424,000 decrease to professional fees, and a $51,000 reduction in travel and entertainment expenses.

Advertising expenses
--------------------

Advertising expenses increased by approximately $4,320,000, or approximately 309.1%, to approximately $5,717,000 for the fiscal year ended March 31, 2002 from approximately $1,397,000 for the fiscal year ended March 31, 2001. The significant increase in advertising expense for the fiscal year ended March 31, 2002 was due to our plan to commit certain amounts specifically designated towards television advertising to stimulate sales and create brand awareness.

Severance charges
-----------------

Severance charges for the fiscal year ended March 31, 2002 of $195,000 relate to severance due to two of our former executive officers, the CFO and COO. No comparable charges were made in fiscal 2001.

Depreciation and amortization expenses
--------------------------------------

Depreciation and amortization expenses increased by approximately $3,000, or .8%, to approximately $377,000 for the fiscal year ended March 31, 2002 from approximately $374,000 for the fiscal year ended March 31, 2001. The slight increase to depreciation and amortization expense for fiscal 2002 can be attributed to a significant increase in property additions, offset with the depreciation expense reduction related to the sale of our facilities in fiscal 2002.

Adjustment of estimate for legal settlement
-------------------------------------------

In fiscal 2002, we recognized income of $345,000 on a reversal of a legal assessment estimate, which was originally booked in fiscal year ended March 31, 2001. On September 28, 2001, PetMed and the EPA entered into a Consent Agreement and Final Order ("CAFO"). The settlement agreement requires us to pay a civil penalty of $100,000 plus interest, a reduction from the original $445,000 fine. For the purpose of this CAFO, we admitted to the jurisdictional allegations set forth, and neither admitted nor denied the alleged violations.

Loss on disposal of property and equipment
------------------------------------------

During fiscal 2002, we recorded a loss on disposal of land and building of $314,000. A $185,000 loss was the result of the sale of the corporate office building, which includes the principal executive offices and warehouse, to an unrelated third party. We received gross proceeds of $2,150,000, of which approximately $1,561,000 was used to pay off the mortgage. The remaining $129,000 loss relates to the impairment of outdated computer equipment, which we no longer utilized.

Other income and expenses
-------------------------

Other income and expenses decreased by approximately $234,000, or 124.5%, to approximately $47,000 of other income for the fiscal year ended March 31, 2002 from approximately $188,000 of other expense for the fiscal year ended March 31, 2001. The $234,000 decrease can be attributed to a reduction in interest expense relating to the mortgage payoff of our principal executive offices.

Provision for income taxes
--------------------------

We incurred significant net losses since our inception in 1996. These losses have resulted in net operating loss carryforwards and deferred tax assets, which we have used to offset tax liabilities, which may have been incurred in prior periods. We recorded a valuation allowance against the deferred income tax assets, since future utilization of these assets is subject to our ability to generate taxable income. There was no income tax accrual for the fiscal years ended March 31, 2002 and 2001 due to the utilization of prior net operating losses to offset taxable income for the period.

Net income (loss)
-----------------

Net income (loss) increased by approximately $3,652,000, or 129.2%, to $825,000 net income for the fiscal year ended March 31, 2002 from $2,827,000 net loss for the fiscal year ended March 31, 2001. The increase was attributable to the aforementioned.

Liquidity and Capital Resources
-------------------------------

Our working capital at March 31, 2003 was $3,018,000, as compared to the $691,000 at March 31, 2002, an increase of approximately $2,327,000. The increase in working capital was primarily attributable to our profitable operations which resulted in net cash provided by operating activities of $970,000 and $476,000 for the years ended March 31, 2003 and 2002, respectively. Net cash used in investing activities was $1,095,000 for the year ended March 31, 2003 as compared to net cash provided by investing activities of $1,461,000 for the year ended March 31, 2002, primarily as a result of increased property and intangible asset additions in fiscal 2003, compared to the proceeds received from the sale of the corporate office building and land in fiscal 2002. Net cash provided by financing activities increased to $371,000 for the year ended March 31, 2003, as compared to net cash used in financing activities of $1,609,000 for the year ended March 31, 2002. This increase relates directly to proceeds received upon the exercise of stock options and warrants offset by repayment of the line of credit in fiscal 2003, as compared to the satisfaction of the mortgage in fiscal 2002.

Since our inception, we have primarily funded our growth through the private placement of securities. In April 1998, we raised an additional $888,000 of net proceeds from the private placement of 250,000 shares of Convertible Preferred Stock. In February 1999, we raised approximately $819,000 of net proceeds from the sale of 330,333 shares of common stock. In November 2000 we raised $2,000,000 from the private placement of 10,000,000 shares of equity securities.

On May 31, 2001, we sold our 50,000 square foot office building, which houses our principal executive offices and warehouse, to an unrelated third party. We received gross proceeds of $2,150,000, of which approximately $1,561,000 was used to pay off the mortgage, and we recognized a loss on the sale of approximately $185,000. We then entered into a five-year term lease agreement for 20,000 of the 50,000 square foot Pompano Beach office building. On February 22, 2002, we entered into a lease addendum which added approximately 12,000 square feet, effective June 1, 2002, to accommodate our warehouse expansion. On July 25, 2003 we signed an amendment to our current lease agreement to obtain an additional 8,000 square feet, with an option to add another 3,600 square feet, to our current 32,000 square foot facility, which will be available October 1, 2003. This addition to the warehouse was necessary to increase our capacity to store additional inventory during our peak season.

We maintain a $2,000,000 line of credit, effective through July 22, 2004. The interest rate is at the published thirty day London Interbank Offered Rates ("LIBOR") plus 2.65% (3.75% at June 30, 2003), and contains various financial and operating covenants. At June 30, 2003, there was no outstanding balance under the line of credit agreement.

As of June 30, 2003 we had no outstanding lease commitments. Our sources of working capital include the line of credit, cash from operations, and the exercise of stock options and warrants. For the remainder of fiscal 2004, we have approximately $440,000 planned for capital expenditure commitments to further our growth to add backup computer equipment to sustain business during an outage. These capital expenditures will be funded through cash from operations.

On March 12, 2002, we entered into a $205,000, three year term loan agreement with a bank, with interest accruing at the lending institution's base rate plus 1% (5.25% at May 31, 2003). The loan proceeds were used to purchase a $250,000 computer server. The aggregate loan maturities are $68,000 per year for three years. The line of credit and the term loan are secured by substantially all of our assets.

For the year ended March 31, 2001, we had incurred significant operating losses and cash flow deficiencies. However, for the year ended March 31, 2003 and 2002 we have had net income of $3,258,000 and $825,000, and have sustained profitability for seven consecutive quarters. We may seek to raise additional capital through the sale of equity securities. No assurances can be given that we will be successful in obtaining additional capital, or that such capital will be available in terms acceptable to us. At this time, we have no commitments or plans to obtain additional capital. Further, there can be no assurances that even if such additional capital is obtained that we will sustain profitability or positive cash flow.

Recent Accounting Pronouncements
--------------------------------

We do not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, will have a material effect on our consolidated financial position, results of operations or cash flows.

Quarterly Results of Operations
-------------------------------

The following table presents selected consolidated financial information for each of the eight fiscal quarters through March 31, 2003 and the first fiscal quarter for the fiscal year ending March 31, 2004. The information has been derived from our unaudited consolidated financial statements which, in our opinion, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the quarterly information.


Quarter Ended:               June 30, 2003
-------------                -------------

Sales                        $  30,387,563
Income from operations       $   2,147,288
Net income                   $   1,432,584
Diluted net income per
  share                      $        0.06

Quarter Ended:               June 30, 2002  September 30, 2002   December 31, 2002   March 31, 2003 (a)
-------------                -------------  ------------------   -----------------   --------------
Sales                        $  14,830,755    $  14,229,702        $  11,050,124      $ 14,864,335
Income from operations       $   1,291,235    $     307,754        $     693,269      $  1,190,749
Net income                   $     902,329    $     204,887        $     434,710      $  1,715,639
Diluted net income per share $        0.04    $        0.01        $        0.02      $       0.09

Quarter Ended:               June 30, 2001  September 30, 2001   December 31, 2001   March 31, 2002
-------------                -------------  ------------------   -----------------   --------------
Sales                        $   5,363,650    $   7,762,825        $   8,248,904      $ 10,650,552
(Loss) income from
  operations                 $    (880,765)   $      56,246        $     368,433      $  1,204,026
Net (loss) income            $  (1,090,684)   $     393,378        $     353,348      $  1,169,371
Diluted net (loss) income
  per share                  $       (0.07)   $        0.02        $        0.02      $       0.07

Quarter Ended:               June 30, 2000  September 30, 2000   December 31, 2000   March 31, 2001
-------------                -------------  ------------------   -----------------   --------------
Sales                        $   2,636,715    $   2,667,336        $   1,795,439      $  2,906,795
Loss from operations         $    (960,837)   $    (248,212)       $    (326,564)     $ (1,103,485)
Net loss                     $  (1,037,944)   $    (298,602)       $    (364,202)     $ (1,125,959)
Diluted net loss per share   $       (0.16)   $       (0.05)       $       (0.03)     $      (0.04)

(a) We recorded a deferred tax asset of approximately $581,000, during the quarter ended March 31, 2003, resulting in an increase of diluted net income of $.03 per share.

Quantitative and Qualitative Disclosures About Market Risk
----------------------------------------------------------

Market risk generally represents the risk that losses may occur in the value of financial instruments as a result of movements in interest rates, foreign currency exchange rates and commodity prices. Our financial instruments include cash and cash equivalents, accounts receivable, accounts payable, line of credit, and debt obligations. The book value of cash equivalents, accounts receivable, and accounts payable are considered to be representative of fair value because of the short maturity of these instruments. We estimate that the fair value of all of our debt obligations approximate $120,000 as of June 30, 2003.

We do not utilize financial instruments for trading purposes and we do not hold any derivative financial instruments that could expose us to significant market risk. Our exposure to market risk for changes in interest rates relates primarily to our obligations under our line of credit. As of August 12, 2003, there was no outstanding balance under the line of credit agreement. A ten percent increase in short-term interest rates on the variable rate debts outstanding as of August 12, 2003 would not have a material impact on our quarterly interest expense, assuming the amount of debt outstanding remains constant.

The above sensitivity analysis for interest rate risk excludes accounts receivable, accounts payable and accrued liabilities because of the short-term maturity of such instruments. The analysis does not consider the effect this movement may have on other variables including changes in revenue volumes that could be indirectly attributed to changes in interest rates. The actions that management would take in response to such a change are also not considered. If it were possible to quantify this impact, the results could well be different than the sensitivity effects shown above.

                            BUSINESS

General
-------

PetMed Express, Inc. and subsidiaries, d/b/a 1-800-PetMeds, is a leading nationwide pet pharmacy. We market prescription and non-prescription pet medications along with health and nutritional supplements for dogs and cats direct to the consumer. We offer consumers an attractive alternative for obtaining pet medications in terms of convenience, price, and speed of delivery.

We market our products through national television, on-line and direct mail advertising campaigns, which aim to increase the recognition of the "1-800-PetMeds" brand name, increase traffic on our web site at www.1800PetMeds.com, acquire new customers, and maximize repeat purchases. We are a Florida corporation organized in January 1996.

Our Products
------------

We offer a broad selection of products for dogs and cats. These products include a majority of the well-known brands of medication, such as Frontline[R], Advantage[R], Heartgard[R], Sentinel[R], Interceptor[R], Program[R], Revolution[R], and Rimadyl[R]. Generally, our prices are discounted up to 25%, from the prices for medications charged by veterinarians.

We regularly select new products or the latest generation of existing products to become part of our product selection. In addition, we also refine our current products to respond to changing consumer-purchasing habits. Our web site is designed to give us the flexibility to change featured products or promotions. Our product line provides customers with a wide variety of selections across the most popular health categories for dogs and cats. Our current products include:

Prescription  Medications:   Heartworm medications,  antibiotics,
anti-inflammatory   medications  and  medications   for   chronic
diseases, such as arthritis and thyroid conditions, as well as several generic substitutes;

Non-Prescription Medications:  A majority of the well-known  flea
and   tick   control   products;  and  health   and   nutritional
supplements.

Sales
-----

The following table provides a breakdown of the percentage of our total sales, by each category during the indicated periods:

                                        Fiscal Year Ended
                                 March 31, 2003   March 31, 2002
                                 --------------   --------------
Prescription medications               29%              34%
Non-prescription medications           64%              58%
Shipping and handling charges
  and other                             7%               8%
                                 --------------   --------------
Total                                 100%             100%
                                 ==============   ==============


During March 2001, we discontinued the sales of all accessories. Additionally, we discontinued the PetMed Express, Inc. membership plan. It was determined by management to concentrate sales efforts on the prescription and non-prescription pet medications and the health and nutritional pet supplements.

We offer our products through three main sales channels, including the PetMed Express catalog and postcards, customer service representatives and the Internet, through our web site at www.1800PetMeds.com. We have designed both our catalog and web site to provide a convenient, cost-effective and informative shopping experience that encourages consumers to purchase products important for a pet's health and quality of life. We believe that these multiple channels allow us to increase the visibility of our brand name and provide customers with increased shopping flexibility and service.

The PetMed Express Catalog

The PetMed Express catalog is a full-color catalog that features approximately 300 products. The catalog is produced by a combination of in-house writers, production artists and independent contractors. We mail catalogs and postcards in response to requests generated from our advertising and direct mail campaigns.

Contact Center

We currently employ 100 customer service representatives in our contact center. Our customer service representatives receive and process inbound customer calls, facilitate our outbound campaigns around maximizing customers' reorders on a consistent basis, facilitate our live web chat and process customer e-mails. Our telephone system is equipped with certain features including pop-up screens and call blending capabilities that give us the ability to efficiently utilize our customer service representatives' time, providing quality customer service and support. Our customer service representatives receive a base salary and are rewarded with commissions for achieving targeted sales.

Our Web Site

We seek to combine our product selection and pet health information with the shopping ease of the Internet to deliver a convenient and personalized shopping experience. We believe that our web site offers health and nutritional product selections for dogs and cats, supported by relevant editorial and easily obtainable or retrievable resource information. From our home page, customers can search our web site for products and access resources on a variety of information on cats and dogs. Customers can shop at our web site by category, product line or individual product. We attracted approximately 3.8 million visitors to our website over the past 12 months (June 2002 to May
2003), of which 12% of those visitors resulted in a sale, and our website generated 44% of our total sales for the same time period.

Our Customers
-------------

As of May 31, 2003, approximately 830,000 customers have purchased from us within the last eighteen months. During fiscal 2003, we attracted approximately 414,000 new customers. Our customers are located throughout the United States, with the largest concentration of customers residing in California, Florida, Texas, New York, Georgia, Virginia and New Jersey. The average retail purchase was approximately $71.

While our primary focus has been on retail customers, we have also sold various non-prescription medications wholesale to a variety of businesses, including pet stores, groomers and traditional brick and mortar stores in the United States. For the fiscal year ended March 31, 2003, the majority of our sales were made to retail customers with less than 1% of our sales made to wholesale customers. Our focus remains on the retail customers, and we anticipate that the percentage of our total sales attributable to wholesale sales will continue to decrease in the future.

Marketing
---------

The goal of our marketing strategy is to build brand recognition, increase customer traffic, add new customers, build strong customer loyalty, maximize reorders and develop incremental revenue opportunities. We have an integrated marketing campaign that includes television advertising, direct mailing and e-mailing and online marketing.

Television Advertising

Our television advertising is designed to build brand equity, create awareness, and generate initial purchases of products via phone, mail, fax and the Internet. We have used 30 second and 15 second television commercials to attract new customer orders, with this tagline "your pet's same exact medications delivered to your home, saving you time and money". Our television commercials typically focus on our ability to rapidly deliver to customers the same medications offered by veterinarians, but at reduced prices. We generally purchase advertising on national cable channels to target our key demographic groups. We believe that television advertising is particularly effective and instrumental in building brand awareness.

Direct Mailing and E-mailing

We use direct mailing and e-mailing, for our customers with e-mail accounts, to advertise our products to selected groups of customers. We utilize potential customers from the responses to our television advertising and our customer database to encourage and remind our customers to reorder.

Online Marketing

We supplement our traditional advertising with online advertising and marketing efforts. We are members of the LinkShare Network, which is an affiliate program with merchant clients and affiliate web sites. This network is designed to develop and build a long-term, branded affiliate program in order to increase online sales and establish an Internet presence. The LinkShare Network enables us to establish link arrangements with other web sites, as well as portals and search engines. We also make our brand available to internet consumers by publishing targeted keywords and achieving prominent placement on the top search engines and search engine networks, including Google, Microsoft Network, Yahoo, and Overture.

Operations
----------

Purchasing

We purchase our products from a variety of sources, including certain manufacturers, domestic distributors, and wholesalers. We have multiple suppliers for each of our products. We source prescription and non-prescription medications from a variety of national distributors in order to obtain the lowest cost. We purchase the majority of our health and nutritional supplements directly from manufacturers. Having strong relationships with product manufacturers will ensure the availability of adequate volume of products ordered by our customers, and enable us to provide more and better product information. Historically, substantially all the major manufacturers of prescription and non-prescription medications have declined to sell these products to direct marketing companies, including us. Sales of prescription and non-prescription medication products accounted for 93% and 92% of our total sales for the fiscal years ended March 31, 2003 and 2002, respectively. As part of our growth strategy, we will seek to develop direct relationships with leading pharmaceutical manufacturers of t he more popular prescription and non-prescription medications.

Order Processing

We provide our customers with toll-free telephone access to our customer service representatives. Our call center generally operates from 8:00 AM to 11:00 PM Monday through Thursday, 8:00 AM to 9:00 PM on Friday, 9:00 AM to 6:00 PM on Saturday, and 10:00 AM to 5:00 PM on Sunday, Eastern Standard Time. The process of customers purchasing products through us consists of a few simple steps. A customer first places a call to our toll free phone number or visits our web site. The following information is needed to process prescription orders: general pet information, prescription, and the veterinarian's name and phone number. This information is entered into our computer system. Then our pharmacists and pharmacy technicians verify all prescriptions. The order process system checks for prescription verification for medication orders and a valid payment method for all orders. An invoice is generated and printed in our fulfillment center, where items are picked for shipping. The customer's order is then selected from our inventory and shipped via priority mail or United Parcel Service. Our customers enjoy the convenience of rapid home delivery, with approximately 69% of all orders shipped within 24 hours via priority mail or United Parcel Service. Our web site allows customers to easily browse and purchase substantially all of our products and services on line. Our site is designed to be fast, secure and easy to use with order and shipping confirmations, with on-line order tracking capabilities.

Warehousing and Shipping

We inventory our products and fill all customer orders from our 32,000 square foot facility in Pompano Beach, Florida. We have an in-house fulfillment and distribution operation, which is used to manage the entire supply chain, beginning with the placement of the order, continuing through order processing, and then fulfillment and shipment of the product to the customer. We offer a variety of shipping options, including next day delivery. We ship to anywhere in the United States served by the United Parcel Service or the United States Postal Service. Priority orders are expedited in our fulfillment process. Our goal is to ship the products the same day that the order is received. For prescription medications, our goal is to ship the product immediately after the prescription has been authorized.

Customer Service and Support

We believe that a high level of customer service and support is critical in retaining and expanding our customer base. Customer service representatives participate in ongoing training programs under the supervision of our training manager. These training sessions include a variety of topics such as product knowledge, computer usage, customer service tips and the relationship between veterinarians and us. Our customer service representatives process customer calls, and respond to customers via e-mails and live web chat. If our customer service representatives are unable to respond to a customer's inquiry at the time of the call, we strive to provide an answer within 24 hours. We believe our customer service representatives are a valuable source of feedback regarding customer satisfaction. For the last twelve months ended June 30, 2003, customer returns and credits averaged approximately 1.5% of total sales.


Technology
----------

We utilize the latest integrated technologies in call center, e-commerce, order entry, and inventory control/fulfillment operations. The systems are custom configured by us to optimize our computer telephone integration and mail order processing. The system is designed to maintain a large database of specialized information and process a large volume of orders efficiently and effectively. Our systems provide our agents with real time product availability information and updated customer information to enhance our customer service. We also have an integrated direct connection for processing credit cards to ensure that a valid credit card number and authorization have been received at the same time our agents are on the phone with the customers. Our information systems provide our agents with records of all prior contact with a customer, including the customer's address, phone number, e-mail address, fax number, prescription information, order history, payment history and notes.

Competition
-----------

The pet medications and health and nutritional supplements market is competitive and highly fragmented. Our competitors can be divided into several groups including: veterinarians, other mail-order suppliers of pet medications and health and nutritional supplements, and web or online stores that specialize in pet medications and health and nutritional supplements. We believe that the following are principal competitive factors in our market:

  * Product selection and availability, including the availability of prescription and non-prescription medications;
  *   Brand recognition;
  *   Reliability and speed of delivery;
  *   Personalized service and convenience;
  *   Price; and
  *   Quality of web site content.

We  compete with  veterinarians in the  sale of  prescription and non-prescription pet medications and health and nutritional supplements. Many pet owners may prefer the convenience of purchasing the pet medications or health and nutritional supplements at the time of the veterinarian visit, or may be hesitant to offend their veterinarian, by not purchasing these products from the veterinarian. In order to effectively compete with veterinarians, we must continue to educate pet owners about the service, convenience and savings offered by us.

We also compete with brick and mortar and online retailers of non-prescription medications and health and nutritional supplements. Many of these competitors have longer operating histories, larger customer or user bases, a more established online presence, greater brand recognition and significantly greater financial, marketing and other resources than we do. Many of these current and potential competitors can devote substantially more resources to web site and systems development than we can.

The  pet  medication market size is estimated to be approximately
$3  billion, with veterinarians having the majority of the market
share.   The cat and dog population is approximately 141 million,
with approximately 62% of all households owning a pet.

We believe that the following are the main competitive strengths which differentiate 1-800-PetMeds from the competition:

  *   Experienced management team;
  *   Consumer benefit structure of savings and convenience;
  *   Licensed pharmacy to conduct business in 49 states;
  *   Operating / technology infrastructure in place;
  *   Multiple sources of supply for pet medications; and
  *   Quality customer service support.

Intellectual Property
---------------------

We conduct our business under the trade name "1-800-PetMeds". We believe this name, which is also our toll-free phone number, has added significant value and is an important factor in the marketing of our products. We have also obtained the right to the Internet addresses www.1800PetMeds.com, www.1888PetMeds.com, www.petmedexpress.com, along with www.petmeds.com. As with phone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use the Internet addresses; however, there can be no assurance in this regard and the loss of these addresses may have a material adverse effect on our financial position and results of operations. We hold the trade name "Petmed Express[R]" and "1-888-Petmeds[R]", which are our registered trademarks.

Government Regulation
---------------------

Dispensing prescription medicines is governed at the state level by the board of pharmacy, or similar regulatory agencies, of each state where prescription medications are dispensed. We are subject to regulation by the State of Florida and, in particular, are licensed by the Florida Board of Pharmacy. Our license is valid until February 28, 2004. We are also licensed and/or regulated by 48 other state pharmacy boards and other regulatory authorities including, but not necessarily limited to, the Food and Drug Administration ("FDA") and the United States Environmental Protection Agency ("EPA"). As a licensed pharmacy in the State of Florida, we are subject to the Florida Pharmacy Act and regulations promulgated hereunder. To the extent that we are unable to maintain our license with the Florida Board of Pharmacy as a community pharmacy, or if we do not maintain the licenses granted by other state boards, or if we become subject to actions by the FDA, or other enforcement regulators, our distribution of prescription medications to pet owners could cease, which could have a material adverse effect on our operations. See Legal Proceedings.

Employees
---------

We currently have 164 full time employees, including: 100 in marketing and customer service; 16 in fulfillment and purchasing; 37 in our pharmacy; 2 in information technologies; 5 in administrative positions; and 4 in management. None of our employees are represented by a labor union, nor governed by any collective bargaining agreements. We consider relations with our employees as satisfactory.

Properties
----------

Our facilities, including our principal executive offices, are located at 1441 SW 29th Avenue, Pompano Beach, FL 33069. We purchased this building, a 50,000 square foot building, in February 1999, and financed it with a seven year, 7.75% mortgage with a commercial bank in the original principal amount of $1,680,000. On May 31, 2001, we sold this building, which houses our principal executive offices and warehouse, to an unrelated third party. We received gross proceeds of $2,150,000, of which approximately $1,561,000 was used to pay off the mortgage, and we recognized a loss on the sale of approximately $185,000. We then entered into a five-year term lease agreement for 20,000 of the 50,000 square foot Pompano Beach office building. On February 22, 2002, we entered into a lease addendum which added approximately 12,000 square feet, effective June 1, 2002, to accommodate our warehouse expansion. On July 25, 2003 we signed an amendment to its current lease agreement to obtain an additional 8,000 square feet, with an option to add another 3,600 square feet, to its current 32,000 square foot facility, which will be available October 1, 2003. This addition to the warehouse was necessary to increase our capacity to store additional inventory during our peak season. The future minimum annual lease payments as of March 31, 2003, are as follows:
$313,000 for fiscal 2004, $361,000 for fiscal 2005, $376,000  for fiscal 2006, and $63,000 for fiscal 2007.

We believe our properties are in good condition, well-maintained and generally suitable and adequate to carry on our business. We also believe that we maintain sufficient insurance coverage on all of our real and personal property.

Legal Proceedings
-----------------

Various complaints had been filed with the Florida Board of Pharmacy. These complaints, the majority of which were filed by veterinarians who are in competition with us for the sale of pet prescription-required products, alleged violations of the Pharmacy Practice Act and regulations promulgated there under. The vast majority of the complaints alleged that we, through our pharmacists, improperly dispensed prescription-required veterinary medication based on prescriptions verified through our discontinued alternate veterinarian program. The alternate veterinarian program used a veterinarian outside the state of Florida to verify prescriptions for certain pets outside the state of Florida. While the program was not used for pets residing in the state of Florida, the complaints had, for the most part, been filed with the Florida Board of Pharmacy. Other complaints alleged the dispensing of medication without a valid prescription, the sale of non-conforming products and that our pharmacy was operating at the same location as another pharmacy, with which it had a contractual relationship. We contested all allegations and continued discussions in an attempt to reach a resolution of these matters.

In February 2002, we voluntarily ceased the use of the alternate veterinarian program, and in March 2002 a business decision was made to enter into a settlement agreement with the Florida Board of Pharmacy, rather than to proceed with costly and lengthy litigation. In April 2002, the Florida Board of Pharmacy approved the settlement agreement. The Florida Board of Pharmacy did not reach any finding of fact or conclusion of law that we committed any wrongdoing or violated any rules or laws governing the practice of pharmacy. According to the settlement agreement, our pharmacy license was placed on probation for a period of three years and we, our pharmacists and contracted pharmacy and pharmacist, paid approximately $120,000 in fines and investigative costs, in July 2002. We remain licensed with the State of Florida and continue to operate our principal business in Florida.

Additional complaints have been filed with other states' Pharmacy Boards. These complaints, the majority of which were filed by veterinarians who are in competition with us for the sale of pet prescription-required products, allege violations of the Pharmacy Practice Act and regulations promulgated there under. The vast majority of the complaints allege that we, through our pharmacists, improperly dispensed prescription-required veterinary medication based on prescriptions verified through our alternate veterinarian program. We contested all allegations and continued discussions in an attempt to reach a resolution of these matters.

In fiscal 2003, we reached settlement agreements with the Louisiana, Missouri, New Mexico, and Ohio State Pharmacy Boards. According to the settlement agreements, we were required to terminate the alternate veterinarian program in the state and our permit was placed on probation. As of March 31, 2003, we had paid all fines in full to cover any or all administrative and investigative costs associated with these settlements. There can be no assurances made that other states will not attempt to take similar actions against us in the future.

In February 2000, the United States Environmental Protection Agency ("EPA") issued a Stop Sale, Use or Removal Order to us regarding the alleged distribution or sale of misbranded Advantage products in violation of the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), as amended. The order provides that we shall not distribute, sell, use or remove the products listed in the order, which are allegedly misbranded. The order further provides that we shall not commence any sale or distribution of those products without the prior written approval from the EPA. The Stop Sale, Use or Removal Order does not assert any claim for monetary damages; rather, it is in the nature of a cease and desist order. We denied any alleged violations. On February 16, 2000, we submitted a written response to the order. The EPA assessed a fine in the amount of $445,000. In fiscal 2001 we accrued $445,000 of legal settlement expense.

In September 2001, we and the EPA entered into a Consent Agreement and Final Order ("CAFO"). The settlement agreement required us to pay a civil penalty of $100,000 plus interest, requiring a payment of $56,000, which was paid in September 2002, and $53,000 due on September 30, 2003, a reduction from the previously assessed fine of $445,000. For the purpose of this CAFO, we admitted to the jurisdictional allegations set forth, and neither admitted nor denied the alleged violations. On September 28, 2001, the CAFO was approved and ordered by the regional judicial officer. Accordingly, a gain of $345,000 was reflected in the statement of income for the year ended March 31, 2002, to reflect the adjustment to this settlement.

On March 19, 2002, Novartis Animal Health U.S., Inc. ("Novartis") filed a complaint against us and two other defendants in U.S.
District  Court  for the Southern District of Florida.   Novartis
purports to assert seven claims related to our alleged sale of pet medications produced for a Novartis Australian sister company: Count I: Infringement of Registered Trademark Under
Section  32  of  the  Lanham  Act, 15  U.S.C.   1114;  Count  II:
Infringement of Unregistered Trademarks Under Section 43(a) of the Lanham Act, 15 U.S.C. 1125(a); Count III: False Advertising Under Section 43(a) of the Lanham act, 15 U.S.C. 1125(a); Count
IV: Misleading Advertising Under Florida Statutory Law; Count  V:
Deceptive and Unfair Trade Practices Under Florida Statutory Law; Count VI: Injury to Business Reputation Under Florida Statutory Law; Count VII: Common Law Unfair Competition. Subsequent to the year ended March 31, 2003, we reached a final settlement agreement with Novartis. According to the confidential settlement agreement dated April 7, 2003, we had satisfactorily resolved the contested issues raised by the complaint and the confidential settlement terms had no material impact on our operations and financial results.

We are a defendant in a lawsuit in Texas state district court seeking injunctive and monetary relief styled Texas State Board of Pharmacy and State Board of Veterinary Medical Examiners v. PetMed Express, Inc. Cause No.GN-202514, in the 201st Judicial District Court, Travis County, Texas. In our initial pleading we denied the allegations contained therein. We will vigorously defend, are confident of our compliance with the applicable law, and finds wrong-on-the-facts the vast majority of the allegations contained in the Plaintiffs' supporting documentation attached to the lawsuit. Discovery has recently commenced. At this early stage of the litigation it is difficult to assess any possible outcome or estimate any potential loss in the event of an adverse outcome.

Routine Proceedings
-------------------

We are a party to routine litigation incidental to our business. Management does not believe that the resolution of any or all of such routine litigation is likely to have a material adverse effect on our financial condition or results of operations.

                           MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding the board of directors and executive officers of the Company:


       Name                         Office             Age
---------------------       -----------------------   -----
Marc A. Puleo, M.D.         Chairman of the Board
                            and President               40
Menderes Akdag              Chief Executive Officer
                            and Director                42
Bruce S. Rosenbloom         Chief Financial Officer
                            and Treasurer               34
Robert C. Schweitzer        Director                    56
Ronald J. Korn              Director                    63
Gian Fulgoni                Director                    55
Frank J. Formica            Director                    59

MARC PULEO, M.D., age 40, has served as Chairman of our Board of Directors since our inception in January 1996. From January 1996 until March 2000, Dr. Puleo also served as our President, from January 1996 until March 2001, Dr. Puleo served as our Chief Executive Officer, from January 1996 until May 2000, and Dr. Puleo served as our Treasurer from January 1996 to May 2001. Dr. Puleo has also been the President of South Florida Anesthesia Professionals, an entity located in Fort Lauderdale, Florida, since founding that company in January 1996. Dr. Puleo was Vice President of Dynamic Press, Inc., an offset printing and direct marketing company, from June 1997 until June 1998. Dr. Puleo, an anesthesiologist, was employed with Anesthesia Professional Association, North Ridge Medical Center and North Ridge Outpatient Surgery Center from December 1994 through December 1995. Dr. Puleo was an anesthesia resident with the University of Illinois Hospitals and Clinics, the Michael Reese Hospital, the Westside Veteran's Administration Hospital, the University of Illinois Eye and Ear Infirmary, the Nathan Cummings Surgicenter, and the University of Illinois Pain Clinic, all located in the Chicago, Illinois area, from July 1991 through June 1994. Dr. Puleo received his medical degree from the University of Illinois College of Medicine, Chicago, Illinois.

MENDERES AKDAG, age 42, was appointed Chief Executive Officer on March 16, 2001. Prior to joining PetMed Express, from November 2000 until March 2001, Mr. Akdag served as Chief Executive Officer of International Cosmetics Marketing Co. d/b/a Beverly Sassoon & Co., a publicly held (OTCBB: ICMK) direct sales company distributing skin care and nutritional products. From May 1991 until August 2000, Mr. Akdag was employed by Lens Express, Inc., a direct sales company distributing replacement contact lenses, serving as its President from May 1996 until August 2000, Chief Executive Officer and a member of the Board of Directors from August 1992 until May 1996, and Chief Financial Officer and a member of the Board of Directors from May 1991 until August 1992. On December 14, 1998, Netel Inc., a corporation in which Mr. Akdag served as a member of the Board of Directors, filed a Petition for Chapter 11 bankruptcy in the United States Bankruptcy Court Southern District of Florida. The proceeding was styled IN RE: NETEL, INC., CASE NO. 98-28929-BKC-PGH. On July 19, 1999, the Bankruptcy Court entered an Order Confirming an Amended Chapter 11 Plan. On December 21, 1999, the Bankruptcy Court entered a Final Decree, Discharge of Trustee, and closed the case. Mr. Akdag holds a Bachelor of Science degree in
Business Administration with a major in finance from the University of Florida where he graduated with high honors.

BRUCE ROSENBLOOM, age 34, was appointed Chief Financial Officer on May 30, 2001. Mr. Rosenbloom served as the Manager of Finance and Financial Reporting of Cooker Restaurant Corporation, a $147 million, 65 location, publicly held (OTCBB: CGRT) restaurant, in West Palm Beach, Florida, from December 2000 until May 2001. Mr. Rosenbloom's duties included all internal and external reporting including all SEC filings and Annual Report to Shareholders. Mr. Rosenbloom was a senior audit accountant for Deloitte & Touche LLP, an international accounting firm, West Palm Beach, Florida, from January 1996 until December 2000. Mr. Rosenbloom was responsible for planning and conducting all aspects of audit engagements for clients in various industries, including direct marketing, healthcare, manufacturing, financial institutions, and professional service firms. From August of 1992 to May of 1995, Mr. Rosenbloom was an Account Executive for MCI Telecommunications. Mr. Rosenbloom, a certified public accountant, received a Bachelor of Science degree in Accounting from Florida Atlantic University, Boca Raton, Florida in 1996 and a Bachelor of Arts degree in Economics from the University of Texas, Austin, Texas in 1992.

ROBERT C. SCHWEITZER, age 56, was the Regional President of Union Planters Bank for Broward and Palm Beach County Florida markets from April 1999 to December 2002. Prior to joining Union Planters, Mr. Schweitzer served as the Executive VP and Head of Commercial Banking for Barnett Bank/NationsBank in Jacksonville, Florida from 1993 to 1999. Other positions held include Director and Head of Real Estate Consulting for Coopers & Lybrand in Washington, D.C.; Senior VP and Manager of Central North America Real Estate for the First National Bank of Chicago, and Manager of Domestic Credit Process Review; Senior VP & Manager of Central North American Banking for Wachovia Bank. Mr. Schweitzer holds an MBA from the University of North Carolina, and a Bachelor of Science degree from the United States Naval Academy.

RONALD J. KORN, age 63, has been the President of Ronald Korn Consulting, a business consulting firm, since 1991. He served as the Managing Partner of KPMG, LLP's Miami office from 1985 to 1991. Mr. Korn held various positions including Partner with KPMG, an international accounting firm, from 1961 until 1991. He has served as a Director of TOUSA Homes, Inc. (formerly Engle Homes, Inc.) since 1992, and a Director, Chairman of the Audit Committee, and member of the Loan Committee of Horizon Bank, FSB since 1999. He was appointed to serve as a Director of Ocwen Financial Corporation (NYSE:OCN) on July 31, 2003. Mr. Korn previously served as a Director and Chairman of the Audit
Committee of Vacation Break U.S.A., Inc. and Magicworks Entertainment Corporation, and Non-Executive Chairman of Carole Korn Interiors, Inc. Mr. Korn holds a Juris Doctor degree from the New York University Law School and a Bachelor of Science degree in Economics from the University of Pennsylvania, Wharton School.

GIAN FULGONI, age 55, has been the Executive Chairman of ComScore Networks, Inc. since 1999. From 1981 until 1998, Mr. Fulgoni served as president and chief executive officer of Information Resources, Inc. (IRIC: NASDAQ). He was a member of our Board of Directors from August 1999 through November 2000. Mr. Fulgoni currently serves as a member of the Board of Directors of Easter Seals, Chicago. Mr. Fulgoni served on the Board of Directors of Platinum Technology, Inc. from 1990 to 1999, U.S. Robotics, Inc. from 1991 to 1994, and Yesmail.com, Inc. in 1999. Educated in the U.K., Mr. Fulgoni holds a Masters degree in Marketing from the University of Lancaster and a Bachelor of Science degree in Physics from the University of Manchester.

FRANK J. FORMICA, age 59, has served as a member of our Board of Directors since August 11, 2003. Mr. Formica has served as a legal consultant and expert in corporate securities and securities industry litigation and arbitration cases since 1999. From 1969 until 1999, Mr. Formica held various positions with the National Association of Securities Dealers ("NASD"), including Director of the NASD's Congressional and State Liaison Department, Director of the Corporate Finance Department, and Vice President and Deputy General Counsel. Mr. Formica received his J.D. degree from the Washington College of Law at American University and an undergraduate degree from Ohio University. He is a member of the New York State Bar.

There are no familial relationships between any of the executive officers and directors.

On November 13, 2002, Messrs. Kenneth Jacobi and Huseyin Kizanlikli resigned as members of our Board of Directors. The resignations were not related to a disagreement with us on any matter related to our operations, policies or practices. On November 14, 2002 through November 19, 2002, we appointed four new board members to our Board of Directors. Joining our Board of Directors were Messrs. Robert C. Schweitzer, Ronald J. Korn, Gian Fulgoni, and our Chief Executive Officer, Menderes Akdag. On August 11, 2003, Guven Kivilcim resigned from our Board of Directors and, on the same date, we appointed Frank J. Formica as a new member of our Board. The resignation of Mr. Kivilcim was not related to a disagreement with us on any matter related to our operations, policies or practices.

Board of Directors
------------------

Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until the successors are elected and qualified. At present, our bylaws provide for not less than one director. Currently, we have six directors. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board.

Compensation of Independent Directors
-------------------------------------

Each independent Director will be compensated $10,000 annually, and receive stock options to purchase 30,000 shares of our common stock, which will vest equally over a three year period, at an exercise price per share equal to the fair market value on the day of grant.

Committees of the Board of Directors
------------------------------------

The Board of Directors has established an audit committee and a compensation committee, both of which are comprised of non-employee independent directors. The compensation committee establishes guidelines and standards relating to the determination of executive compensation, reviews executive compensation policies and recommends to our board of directors compensation for our executive officers and other employees. Our compensation committee also administers our stock incentive plan and determines the number of shares covered by, and terms of, options to be granted to executive officers and other employees under this plan.

The audit committee recommends independent auditors, reviews internal financial information, reviews audit reports and management letters, participates in the determination of the adequacy of the internal accounting control system, reviews the results of audits with independent auditors, oversees quarterly and yearly reporting, and is responsible for policies, procedures, and other matters relating to business integrity, ethics and conflicts of interests. The members of the compensation and audit committees are Messrs. Schweitzer, Korn, and Fulgoni.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

No member of our compensation committee serves or in the past has served as a member of another entity's board of directors or compensation committee, which entity has one or more executive officers serving as a member of our board of directors or compensation committee.

                     EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid by us for services performed on our behalf for the last three completed fiscal years ended March 31, 2003, 2002 and 2001, with respect to our chief executive officer and other executive officers serving as such who earned compensation greater than $100,000 in these fiscal years:

                   Summary Compensation Table


-------------------------------------------------------------------------------------------------------------
                                 Annual Compensation                             Long-Term Compensation
                          ---------------------------------            --------------------------------------
                                                                           Awards     Payouts
                                                                       --------------------------------------
                                                                        Securities
Name and                                                    Other       Underlying     LTIP      All Other
Principal                                                   Annual        Options/    Payouts   Compensation
Position                   Year      Salary     Bonus   Compensation($)   SARs (#)      ($)         ($)
------------------------------------------------------------------------------------------------------------
Marc Puleo, M.D.,          2003      $100,000   50,000        -            240,000       -           -
 Chairman of the Board     2002        88,462     -           -               -          -           -
 and President             2001        85,000   15,000        -            200,000       -           -

Menderes Akdag,            2003       200,000     -           -               -          -           -
 Chief Executive Officer   2002       176,923     -           -               -          -           -
 and Director              2001         6,000     -           -            750,000       -           -

Bruce S. Rosenbloom,       2003       100,000      500        -               -          -           -
 Chief Financial Officer   2002        77,962     -           -             75,000       -           -
                           2001          -        -           -               -          -           -

Employment Agreements
---------------------

On March 16, 2001, we entered into an employment agreement with Menderes Akdag to serve as our Chief Executive Officer. Under the terms of this three-year agreement we will pay Mr. Akdag an annual salary of $150,000 for the first six months of the agreement, and thereafter his annual salary will be increased to $200,000. We can terminate the employment of Mr. Akdag either upon mutual consent or for cause. If we should terminate Mr. Akdag for cause, or if Mr. Akdag should terminate the agreement without "good reason" as described in the employment agreement, no severance benefits shall be paid. If we should terminate Mr. Akdag without cause, we must give Mr. Akdag three months notice and continue to compensate him under the terms of this employment agreement during those three months. At the end of the three-month period, we must pay Mr. Akdag severance benefits equal to the annual base salary of the executive, and any previously granted but unvested options shall immediately vest. The agreement can be terminated upon the mutual consent of the parties, or upon 90 days notice by us during which time we shall continue to compensate him under the terms of his employment agreement. We also granted Mr. Akdag options to purchase 750,000 shares of our common stock under our 1998 Stock Option Plan at an exercise price of $.32 per share, which vest at the rate of 187,500 options on each of March 16, 2001, 2002, 2003 and 2004, exercisable for a period of three years from the date of vesting. The employment agreement contains customary non-disclosure provisions, as well as a non-competition restriction for a period of 18 months following the termination of the agreement.

On May 1, 2000, we entered into a two-year employment agreement with Marc Puleo, M.D., as Chief Executive Officer, which provided for annual cash compensation to him of $150,000. On November 8, 2000, Dr. Puleo's employment agreement dated May 1, 2000 was amended to reflect a salary of $75,000 annually. Under the terms of the employment agreement Dr. Puleo received an annual salary of $75,000, subject to increase no less frequent than an annual review by our board of directors. Dr. Puleo's salary was increased to $100,000 in fiscal 2002, and then increased to $150,000 in May 2003. We can terminate the employment of Dr. Puleo either upon mutual consent or for cause. If we should terminate Dr. Puleo for cause, or if Dr. Puleo should terminate the agreement without "good reason" as described in the employment agreement, no severance benefits shall be paid. If we should terminate Dr. Puleo without cause, we must give Dr. Puleo three months notice and continue to compensate him under the terms of this employment agreement during those three months. At the end of the three-month period, we must pay Dr. Puleo severance benefits equal to the annual base salary of the executive, and any previously granted but unvested options shall immediately vest. If we should terminate Dr. Puleo for cause, as defined in employment agreement, no severance benefits shall be paid. The agreement can be terminated upon the mutual consent of the parties, or upon 90 days notice by us during which time we shall continue to compensate him under the terms of his employment agreement, or his contract will renew annually.

Option/SAR Grants in Last Fiscal Year
-------------------------------------

The following table includes information as to the grant of options to purchase shares of common stock during the fiscal year ended March 31, 2003 to each person named in the Summary
Compensation Table:

                                       Individual Grants
                      ------------------------------------------------------------   Potential Realized
                      Number of        Percent of                                     Value at Assumed
                      Securities       Total Options/                               Annual Rates of Stock
                      Underlying       SARs granted     Exercise or                   Price Appreciation
                      Options/SARS     to Employees     Base Price    Expiration        for Option Term
       Name           Granted (#)      in Fiscal Year    ($/share)        Date          5%        10%
---------------------------------------------------------------------------------------------------------
Marc Puleo, M.D.          240,000 (a)      100%         $    1.05     05/20/06        306,308     368,953

Menderes Akdag               -              -                -           -               -           -

Bruce S. Rosenbloom          -              -                -           -               -           -

(a) We granted Dr. Puleo options to purchase 240,000 shares of our common stock on May 20, 2002, under the 1998 Stock Option Plan: 240,000 options at an exercise price of $1.05 per share which vest at the rate of 80,000 options on each of May 20, 2003 2004, and 2005.

Option Exercises and Holdings
-----------------------------

The following table sets forth, as of March 31, 2003, the number of stock options and the value of unexercised stock options held by the Named Executive Officers and the exercises of stock options during the year ended March 31, 2003 by the Named Executive Officers:

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END
                       STOCK OPTION VALUES

                                                        Number of Securities            Value of Unexercised
                       Shares                          Underlying Unexercised           In-the-Money Options
                    Acquired on       Value        Options at Fiscal Year End (#)     at Fiscal Year End ($) (1)
Name                Exercise (#)    Realized ($)   Exercisable      Unexercisable   Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------

Marc Puleo, M.D.        300,000     $   207,000      1,400,000          240,000     $ 1,734,000    $     314,400

Menderes Akdag          375,000         648,750        187,500          187,500         382,500          382,500

Bruce S. Rosenbloom        -               -            25,000           50,000          24,333           48,667


(1) Represents the difference between the closing price of ($2.36) of our Common stock on March 31, 2003, the last trading day of our 2003 fiscal year, and the exercise of the options.


              EQUITY COMPENSATION PLAN INFORMATION

The following table reflects certain information about our common stock that may be issued upon the exercise of options under our existing 1998 stock option plan as of August 12, 2003:


                                             (a)                      (b)                          (c)
                                                                                      Number of securities remaining
                                  Number of securities to      Weighted average       available for future issuance
                                to be issued upon exercise     exercise price of        under equity compensation
                                  of outstanding options,     outstanding options,     plans (excluding securities
Plan category                       warrants, and rights      warrants and rights        reflected in column (a))
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders              2,075,103                  $ 1.38                     2,924,897

Equity compensation plans not
approved by security holders                 45,000                  $ 1.33                         -
                                          ---------                                             ---------
Total                                     2,120,103                                             2,924,897
                                          =========                                             =========

1998 Stock Option Plan
----------------------

Our 1998 Stock Option Plan, adopted July 1998, provides for the grant of options to purchase up to 5 million shares to key employees, including officers, and to non-employee directors and consultants. The purpose of this plan is to attract and retain persons eligible to participate in the plan, motivate participants to achieve our long-term goals by further aligning the interests of participants with those of our shareholders through compensation that is directly linked to the profitability of our business and increases in shareholder value. These options are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or as non-statutory stock options, which are options that are not intended to meet the requirements of that section of the Internal Revenue Code.
The plan is administered by the compensation committee. Under the plan, our compensation committee has the authority to determine: the persons to whom options will be granted, the number of shares to be covered by each option, exercise price of each option, whether the options granted are intended to be incentive stock options, the manner of exercise, and the time, manner and form of payment upon exercise of an option.
Incentive stock options granted under the plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of employees holding 10% or more of our voting stock). Non-statutory options may be granted at an exercise price established by our board of directors, but cannot be less than par value per share ($.001) of our common stock. Incentive stock options granted under the plan must expire not more than 10 years from the date of grant, and not more than five years from the date of grant in the case of incentive options granted to an employee who holds 10% or more of our voting stock.
As of August 12, 2003, options to purchase 2,075,103 shares of our common stock, at exercise prices ranging from $.32 to $8.00 per share, were outstanding under the Plan.

                      CERTAIN TRANSACTIONS

Guven Kivilcim, a member of our board of directors from November 2000 to August 11, 2003, has an interest in Intelligent Switching & Software LLC, and Numind Software Systems, Inc., with which we conducted business with during the fiscal years ended March 31, 2003 and 2002. Intelligent Switching & Software LLC provided us with long distance telecommunication services, and Numind Software Systems, Inc. provided us with Internet and website design and hosting services. We paid $154,000 and $64,000 to
Intelligent  Switching  & Software LLC, and  $45,000  and  $0  to
Numind Software Systems, Inc., for services during the fiscal years ended March 31, 2003 and 2002, respectively. We owed $5,000 and $64,000 to Intelligent Switching & Software LLC, and $14,000 and $37,000 to Numind Software Systems, Inc., which were included in our accounts payable balance as of March 31, 2003 and 2002, respectively. As of approximately December 31, 2002, we no longer conduct business with these companies.

We believe that transactions with our officers, directors and principal shareholders, and companies they are affiliated with, have been made upon terms no less favorable to us than we might receive from unaffiliated third parties. We have adopted a policy whereby all transactions between us and one or more of our affiliates must be approved in advance by a majority of our disinterested directors.

                     PRINCIPAL SHAREHOLDERS

The  following  table  shows  certain  information  known  to  us regarding our common stock beneficially owned at August 12, 2003, by:

  * each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of our common stock,
  *       each our executive officers and directors, and
  *       all executive officers and directors as a group.

Under securities law, a person is considered a beneficial owner of any securities that the person has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, we have been informed that the persons identified in the table have sole voting and dispositive power with respect to their shares.

This table is based upon 19,349,458 shares of common stock outstanding at August 12, 2003, and does not give effect to:

   * the issuance of up to 4,822,603 shares that would be issued in the event outstanding options and warrants are exercised and upon the conversion of convertible preferred stock, except with respect to beneficial ownership of shares attributed to the named person.

Unless otherwise indicated below, the address for each person is 1441 SW 29 Avenue, Pompano Beach, Florida 33069.

        Name                   Number of Shares      Percent of Shares
of Beneficial Owner           Beneficially Owned        Outstanding
-------------------           ------------------     -----------------

Tricon Holdings, LLC              9,542,500     (a)        44.4%
Marc Puleo, M.D.                  2,743,450     (b)        13.6%
Guven Kivilcim                    2,167,200     (c)        10.9%
International Consultants, LLC    1,111,000     (d)         5.7%
Menderes Akdag                      537,500     (e)         2.8%
Bruce S. Rosenbloom                  40,267     (f)          *
Robert C. Schweitzer                  2,000     (g)          *
Ronald J. Korn                         -        (g)          -
Gian Fulgoni                           -        (g)          -
Frank J. Formica                       -        (h)          -

All executive officers
  and directors as a group
  (seven persons)                 3,323,217     (i)        16.2%


-------------

* Less than 1% of the issued and outstanding shares.

  (a) Tricon Holdings, LLC, ("Tricon") holdings include 2,160,000 shares issuable upon exercise of warrants at $.33 per share, until November 2005. Emel Yesil is the sole manager of Tricon. Creslin Limited ("Creslin") is the sole member (shareholder) of Tricon. Mr. Robert G.
       Guest is the officer, and Mr. Guest and Christopher J. Pitaluga are the directors of Creslin. Creslin Limited Trust owns 99% of Creslin. Abacus Trustees (Gibraltar) Limited is the trustee and Mustafa Yesil is the beneficiary of the Creslin Limited Trust. Emel Yesil is the daughter of Mustafa Yesil. The address for Tricon is 1020 N.W. 163rd Drive, Miami, FL 33169.

  (b) Dr. Puleo's holdings include 1,863,450 shares of our common stock held by Marpul Trust, a trust established by Dr. Puleo under an agreement dated September 3, 1999 and of which he is the beneficiary. Southpac Trust International, Inc. is a trustee of Marpul Trust. Dr. Puleo's holdings also include vested options held by him to purchase 600,000 shares of common stock at $1.25 per share until May 2008, 200,000 shares of common stock at $.35 per share until March 2006, and 80,000 shares of common stock at $1.05 per share until May 2006, but exclude options to purchase an additional 160,000 shares of common stock at $1.05, which have not vested yet.

   (c) Mr. Kivilcim holdings include 540,000 shares of our common stock issuable upon the exercise of warrants at $.33 per share, until November 2005. The address for Mr. Kivilcim is 436 Alamanda Drive, Hallandale, FL 33009.

   (d) As  reflected  on  the Schedule 13G, which was filed  with the  Securities and Exchange Commission on  September  25,
       2002.   The address for International Consultants, LLC  is
       45 Grand Bay Drive, Key Biscayne, FL 33149.

   (e) Mr. Akdag's holdings include vested options to purchase 187,500 shares of our common stock at $.32 per share until March 2006, but exclude options to purchase an additional 187,500 shares of our common stock at $.32 per share, which have not yet vested.

   (f) Mr. Rosenbloom's holdings include options to purchase 16,667 shares of our common stock at $1.65 per share until May 2005, 16,667 shares of our common stock at $1.65 per share until May 2006, and 833 shares of our common stock at $.86 per share until March 2006, but exclude options to purchase an additional 16,666 shares of our common stock at $1.65 per share, 16,667 shares of our common stock at $.86 per share, and 15,000 shares of our common stock at $3.45 per share which have not yet vested.

   (g) Each  of Mr. Schweitzer's,  Mr. Korn's, and  Mr. Fulgoni's
       holdings exclude options to purchase an additional  30,000 shares of our common stock at $1.90 per share, which have not yet vested.

   (h) Mr. Formica's holdings exclude options to purchase 30,000 shares of our common stock at $7.90 per share, which have not yet vested.

   (i) Incorporates (a) through (h) above.

                    DESCRIPTION OF SECURITIES

As of August 12, 2003, we had authorized 40,000,000 shares of par value $0.001 common stock, with 19,349,458 shares issued and outstanding. Additionally, we have authorized 5,000,000 shares of preferred stock, with 2,500 shares issued and outstanding.

Common stock
------------

The holders of Common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of Common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common stock. Holders of shares of Common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Common stock. All of the outstanding shares of Common stock are, and the shares of Common stock offered hereby, will be duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock
---------------

We are authorized to issue 5,000,000 shares of Preferred Stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

In April 1998, we designated 250,000 shares of our $.001 par value preferred stock as "Convertible Preferred Stock". On the same date, we issued all 250,000 shares at a price of $4.00 per share.

The  designations,  rights  and  preference  of  the  Convertible
Preferred Stock provide that:

  * each share may pay dividends at our sole discretion; we have not paid, and do not anticipate paying in the foreseeable future, dividends on the Convertible Preferred Stock;
  * in the event of the liquidation or winding up of PetMed, each share has a liquidation value of $4.00 plus all accrued but unpaid dividends, if any, are entitled to receive a liquidating distribution before any distribution may be made to holders of our common stock and other Series of our preferred stock;
  * the holders of the shares of Convertible Preferred Stock are entitled to one vote per share on all matters submitted to a vote of our shareholders;
  *  the shares are not redeemable;
  * each share is convertible into approximately 4.05 shares of our common stock at any time at the option of the holder; and
  *  the shares have certain anti-dilution protections.

As  of August 12, 2003, 2,500 shares of the Convertible Preferred
Stock remained unconverted and outstanding.

Common Stock Purchase Warrants
------------------------------

In connection with our sale and issuance of our shares of common stock on November 22, 2000, we issued common stock purchase warrants to Tricon Holdings, LLC to purchase an aggregate of 3,000,000 shares of our common stock. Resale of the shares of our common stock issuable upon exercise of these warrants is covered by this prospectus. The warrants are exercisable:

  *  at a price of $.33 per share; and
  *  during the five year period terminating November 22, 2005.

The number of shares issuable upon exercise of the warrants, and the exercise price, is subject to adjustment in the event of:

  * subdivisions, combinations, stock dividends, mergers and/or reclassifications of our common stock;
  *  mergers;
  *  certain distributions on account of our common stock; and/or
  * our issuance of additional common stock at less than the exercise price of the warrants on the date of issuance or less than the closing price per share of our common stock on the date of issuance.

Transfer Agent
--------------

The  Transfer  Agent for our shares of common  stock  is  Florida
Atlantic  Stock  Transfer, Inc. ("FAST"),  7130  Nob  Hill  Road,
Tamarac,  Florida 33321. The telephone number for FAST  is  (954)
726-4954.


                      SELLING SHAREHOLDERS

Overview
--------

This prospectus relates to the periodic offers and sales of up to 12,590,985 shares of common stock by the selling security holders listed below and their pledgees, donees and other successors in interest. Common shares registered for resale under this prospectus constitute 57% of our issued and outstanding common shares as of August 12, 2003, assuming the exercise of the warrants and options by the selling shareholders, which includes:

  *  9,845,985 shares of our common stock; and

  * 2,745,000 shares of our common stock issuable upon the exercise of outstanding warrants, including:
       * 2,700,000 shares at an exercise price of $.33 per share. In November, 2000 we sold 10,000,000 shares of common stock and five year warrants to purchase 3,000,000 shares of our common stock at an exercise price of $.33 per share to an accredited investors in a private placement exempt from registration under the Securities Act of 1933, as amended ("Securities Act") in reliance on exemptions provided in Section 4(2) and Regulation D promulgated thereunder. We received gross proceeds of $2,000,000 from this transaction.

       * 45,000 shares at an exercise price of $1.33 per share. In April 1998, we issued non-plan options to purchase a total of 91,500 shares of our common stock, of which 46,500 have been exercised, at an exercise price of $1.33 per share to an employee in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided in Section 4(2).

The following table sets forth:

  *  the name of each selling security holder;
  * the amount of common stock owned beneficially by each selling security holder (which includes those shares underlying options and warrants);
  * the number of shares that may be offered by each selling shareholder pursuant to this prospectus;
  * the number of shares to be owned by each selling shareholder following sale of the shares covered by this prospectus; and
  * the percentage of our common stock to be owned by each selling security holder following sale of the shares covered by this prospectus (based on 19,349,458 shares of our common stock outstanding as of the date of this prospectus), as adjusted to give effect to the issuance of shares upon the exercise of the named selling shareholder's warrants, but no other person's warrants.

If, and when, the warrants and non-plan options are exercised by the selling shareholders, the proceeds of $950,850 from the exercise shall be used by us for general corporate purposes. The costs of registering the shares offered by the selling shareholders are being paid by us. The selling shareholders will pay all other costs of the sale of the shares offered by them.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus, from time to time, to update the disclosure set forth in the table. All of the shares being registered for resale under this prospectus for the selling security holders may be offered hereby. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of this offering. We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the shares owned beneficially by them, which are covered by this prospectus, but will not sell any other shares of our common stock that they presently own.

                     Number of Shares         Number of          Number of         Percent
Name of Selling      Beneficially Owned       Shares to be       Shares Owned      After
Security Holder      and to be Owned          Offered            After Offering    Offering
--------------------------------------------------------------------------------------------
Adam Terris                      93,167 (1)         73,167 (1)           20,000        *
Wayne Horne                     535,500            335,293              200,207       1.03%
Nico Pronk                      583,153            335,293              247,860       1.28%
Mike Cerisano                    98,949             98,949                 -           *
J.W. Genesis Capital
  Markets, Inc.                  59,583 (2)         59,583 (2)             -           *
Tricon Holdings, LLC          9,542,500 (3)      9,542,500 (3)             -           *
Guven Kivilcim                2,167,200 (4)      2,146,200 (4)           21,000        *

------------------


* less than 1%

(1) Includes 45,000 shares of common stock underlying an option exercisable at $1.33 per share. The option expires on April
     7, 2004.

(2)  In August 2003, J.W. Genesis Capital Markets, Inc. exercised
     75,000 warrants under a cashless exercisable formula into 59,583 shares of our common stock.

(3) Includes 2,160,000 shares of common stock underlying a warrant exercisable at $.33 per share. The warrant expires on November 22, 2005.

(4) Mr. Kivilcim was a member of our board of directors from November 2000 to August 11, 2003. Includes 540,000 shares of common stock underlying a warrant exercisable at $.33 per share. The warrant expires on November 22, 2005.


                      PLAN OF DISTRIBUTION

The shares offered hereby by the selling security holders may be sold from time to time by the selling security holders, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, including, without limitation:

  * a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  * purchases by a broker or dealer as principal and resale by a broker or dealer for its account under this prospectus;

  * ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  *  face-to-face  or  other  direct  transactions  between   the
     selling security holders and purchasers without a broker-dealer or other intermediary; and

  * ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate in the resales. Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling security holders in amounts to be negotiated in connection with the sale. The selling security holders and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 might be sold under Rule 144 rather than under this prospectus.

In connection with distributions of the shares or otherwise, the selling security holders may enter into hedging transactions with broker-dealers. In connection with the transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling security holders. The selling security holders may also sell shares short and deliver the shares to close out the positions. We have been advised by each of the selling security holders that they do not have any open short positions in our common stock as of the date of this prospectus. The selling security holders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell under this prospectus. The selling security holders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may affect sales of the pledged shares under this prospectus.

Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

We have advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. All of the foregoing may affect the marketability of our common stock.

                 SHARES ELIGIBLE FOR FUTURE SALE

As of August 12, 2003, we have 19,349,458 shares of common stock issued and outstanding. This does not include shares that may be issued upon exercise of options or warrants. We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively damage and affect market prices for our common stock and could damage our ability to raise capital through the sale of our equity securities.

                          LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Katz, Barron, Squitero, Faust & Boyd, P.A.,
100 N.E. Third Avenue, Suite 280, Fort Lauderdale, Florida 33301.

                             EXPERTS

The consolidated financial statements of PetMed Express, Inc. as of March 31, 2003, and for each of the three years then ended, appearing in this prospectus and registration statement have been audited by Goldstein Golub Kessler LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                     ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the
securities   offered  by  this  prospectus,  we  refer   to   the
registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at New York, New York and Chicago, Illinois. You may request copies of these documents by writing to the Securities and Exchange Commission and paying the required fee for copying. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of their public reference rooms. Copies of our filings are also available at the SEC website at http://www.sec.gov.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement relating to this prospectus, we will continue to be subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will continue to file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

Copies of our SEC filings and other information about us are also available on our website at www.1800PetMeds.com. The information on our website is neither incorporated into, nor a part of, this prospectus.

              PETMED EXPRESS, INC. AND SUBSIDIARIES

                  INDEX TO FINANCIAL STATEMENTS


Fiscal Years Ended 2003, 2002 and 2001
--------------------------------------

Independent Auditor's Report................................  F-2

Consolidated Balance Sheets as of March 31, 2003 and 2002...  F-3

Consolidated Statements of Operations for the three years
  ended March 31, 2003......................................  F-4

Consolidated Statements of Changes in Shareholders'
  Equity for each of the three years in the period ended
  March 31, 2003............................................  F-5

Consolidated Statements of Cash Flows for the three years
  ended March 31, 2003......................................  F-6

Notes to Consolidated Financial Statements..................F-7-F-17


Three months ended June 30, 2003 and 2002
-----------------------------------------

Condensed Consolidated Balance Sheets as of June 30, 2003
  and March 31, 2003........................................  F-18

Condensed Consolidated Statements of Income for the three
  months ended June 30, 2003 and 2002.......................  F-19

Condensed Consolidated Statements of Cash Flows for the
  three months ended June 30, 2003 and 2002.................  F-20

Notes to Condensed Consolidated Financial Statements
  for the three months ended June 30 2003 and 2002..........F-21-F-24

                  INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
PetMed Express, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of PetMed Express, Inc. and Subsidiaries (the "Company") as of March 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended March 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PetMed Express, Inc. and Subsidiaries as of March 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.





May 10, 2003                     /s/Goldstein Golub Kessler LLP
New York, New York              -------------------------------
                                    Goldstein Golub Kessler LLP

               PETMED EXPRESS, INC. AND SUBISIDIARIES
                   CONSOLIDATED BALANCE SHEETS


                                                           March 31,
                                                      2003          2002
                                                   -----------  ------------
                          ASSETS
                          ------

Current assets:
   Cash and cash equivalents                       $   984,169  $    737,284
   Accounts receivable, less allowance for
      doubtful accounts of $16,644 and $7,475,
      respectively                                     651,883       291,513
   Inventories                                       4,268,146     2,306,620
   Prepaid expenses and other current assets           478,108       148,608
                                                   -----------  ------------
          Total current assets                       6,382,306     3,484,025

   Property and equipment, net                       1,496,979     1,120,056
   Deferred income taxes                               581,356          -
   Intangible asset                                    365,000          -
   Other assets                                        200,155        50,155
                                                   -----------  ------------
Total assets                                       $ 9,025,796  $  4,654,236
                                                   ===========  ============

           LIABILITIES AND SHAREHOLDERS' EQUITY
           ------------------------------------

Current liabilities:
   Accounts payable and accrued expenses             3,296,223     2,724,995
   Current portion of loan obligation                   68,442        68,442
                                                   -----------  ------------
          Total current liabilities                  3,364,665     2,793,437

Line of credit                                            -          141,214
Loan obligation, less current portion                   68,443       136,885
                                                   -----------  ------------
Total liabilities                                    3,433,108     3,071,536

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value, 5,000,000
     shares authorized; 2,500 convertible shares
     issued and outstanding with a liquidation
     preference of $4 per share                          8,898         8,898
   Common stock, $.001 par value, 40,000,000
     shares authorized; 18,460,878 and 16,360,010
     shares issued and outstanding, respectively        18,461        16,360
   Additional paid-in capital                        7,279,207     6,528,885
   Accumulated deficit                              (1,713,878)   (4,971,443)
                                                   -----------  ------------

          Total shareholders' equity                 5,592,688     1,582,700
                                                   -----------  ------------

Total liabilities and shareholders' equity           9,025,796     4,654,236
                                                   ===========  ============


See accompanying notes to consolidated financial statements.

                  PETMED EXPRESS, INC. AND SUBISIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Year Ended March 31,
                                       ----------------------------------------
                                            2003          2002          2001
                                       ------------  ------------  ------------
Sales                                  $ 54,974,916  $ 32,025,931  $ 10,006,285
Cost of sales                            31,517,639    18,894,493     6,367,604
                                       ------------  ------------  ------------
Gross profit                             23,457,277    13,131,438     3,638,681

Operating expenses:
  General and administrative              7,956,786     6,094,493     4,506,509
  Advertising                            11,649,811     5,717,242     1,397,418
  Severance charges                            -          195,000          -
  Depreciation and amortization             367,673       376,763       373,852
                                       ------------  ------------  ------------
Total operating expenses                 19,974,270    12,383,498     6,277,779
                                       ------------  ------------  ------------

Income (loss) from operations             3,483,007       747,940    (2,639,098)
                                       ------------  ------------  ------------

Other income (expense):
  Adjustment of estimate for legal
    settlement                                 -          345,000          -
  Gain (loss) on disposal of property
    and equipment                            15,000      (314,332)         -
  Interest expense                          (30,658)      (48,835)     (231,414)
  Interest income                             6,973        18,582        52,922
  Other, net                                  6,084        77,058        (9,117)
                                       ------------  ------------  ------------
Total other income (expense)                 (2,601)       77,473      (187,609)
                                       ------------  ------------  ------------

Income (loss) before provision for
  income taxes                            3,480,406       825,413    (2,826,707)

Provision for income taxes                  222,841          -             -
                                       ------------  ------------  ------------
Net income (loss)                      $  3,257,565  $    825,413  $ (2,826,707)
                                       ============  ============  ============

Net income (loss) per common share:
  Basic                                $       0.19  $       0.05  $      (0.28)
                                       ============  ============  ============
  Diluted                              $       0.16  $       0.04  $      (0.28)
                                       ============  ============  ============

Weighted average number of common
  shares outstanding:
  Basic                                  17,300,130    16,360,010     9,943,625
                                       ============  ============  ============
  Diluted                                20,749,515    19,739,493     9,943,625
                                       ============  ============  ============



See accompanying notes to consolidated financial statements.

                    PETMED EXPRESS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                  Years ended March 31, 2001, 2002 and 2003

                                    Convertible
                                  Preferred Stock        Common Stock             Additional
                                 ------------------  ------------------------      Paid-In          Accumulated
                                 Shares    Amounts     Shares        Amounts       Capital            Deficit         Total
                                 ------    --------  ----------     ---------    ------------     -------------    ------------

Balance, March 31, 2000           6,250    $ 22,246   6,369,822     $   6,370    $  4,572,385        (2,970,149)   $  1,630,852

  Conversion of convertible
    preferred stock into
    common stock                 (3,750)    (13,348)     15,188            15          13,333             -              -
  Sale of common stock, net
    of issuance costs              -           -     10,000,000        10,000       1,944,142             -           1,954,142
  Purchase and Retirement
    of treasury stock              -           -        (25,000)          (25)           (975)            -              (1,000)
  Net loss                         -           -           -             -               -           (2,826,707)     (2,826,707)
                                 ------    --------  ----------     ---------    ------------     -------------    ------------

Balance, March 31, 2001           2,500       8,898  16,360,010        16,360       6,528,885        (5,796,856)        757,287

  Net income                       -           -           -             -               -              825,413         825,413
                                 ------    --------  ----------     ---------    ------------     -------------    ------------

Balance, March 31, 2002           2,500       8,898  16,360,010        16,360       6,528,885        (4,971,443)      1,582,700

  Issuance of common
    stock from exercise of
    stock options                  -           -      1,018,833         1,019         304,360             -             305,379
  Issuance of common
    stock from exercise of
    warrants                       -           -      1,082,035         1,082         274,375             -             275,457
  Tax benefit related to
    stock options exercised        -           -           -             -            171,587             -             171,587
  Net income                       -           -           -             -               -            3,257,565       3,257,565
                                 ------    --------  ----------     ---------    ------------     -------------    ------------
Balance, March 31, 2003           2,500    $  8,898  18,460,878     $  18,461    $  7,279,207     $  (1,713,878)   $  5,592,688
                                 ======    ========  ==========     =========    ============     =============    ============




See accompanying notes to consolidated financial statements.

                    PETMED EXPRESS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       Year Ended March 31,
                                              ----------------------------------------
                                                   2003          2002          2001
                                              ------------  ------------  ------------
Cash flows from operating activities:
  Net income (loss)                           $  3,257,565  $    825,413  $ (2,826,707)
  Adjustments to reconcile net income
    loss) to net cash provided by (used in)
    operating activities:
      Depreciation and amortization                367,673       376,763       373,852
      Tax benefit related to stock options
        exercised                                  171,587          -             -
      Amortization of deferred membership
        fee revenue                                   -         (140,048)     (462,139)
      (Gain) loss on disposal of property
        and equipment                              (15,000)      314,332          -
      Bad debt expense                              15,027         6,862       (19,007)
      Deferred income taxes                       (581,356)         -             -
      (Increase) decrease in operating
        assets and liabilities:
          Accounts receivable                     (375,397)     (135,907)       44,412
          Inventories                           (1,961,526)   (1,675,226)    1,121,302
          Prepaid expenses and other
            current assets                        (329,500)     (126,494)      328,430
          Other assets                            (150,000)      (42,500)       11,429
          Accounts payable and accrued
            expenses                               571,228     1,072,829        64,485
          Deferred membership fee revenue             -             -          328,789
                                              ------------  ------------  ------------
Net cash provided by (used in)
operating activities                               970,301       476,024    (1,035,154)
                                              ------------  ------------  ------------

Cash flows from investing activities:
    Net proceeds from the sale of propert
       and equipment                                15,000     2,016,921          -
    Purchases of property and equipment           (744,596)     (555,645)     (241,888)
    Certificate of deposit                            -             -          300,000
    Purchase of intangible asset                  (365,000)         -             -
                                              ------------  ------------  ------------
Net cash (used in) provided by
investing activities                            (1,094,596)    1,461,276        58,112
                                              ------------  ------------  ------------

Cash flows from financing activities:
    Payments on mortgage payable                      -       (1,566,833)      (65,079)
    Payments on capital lease obligations             -         (247,209)     (179,183)
    (Payments) borrowings on loan agreement        (68,442)      205,327          -
    Payments on line of credit agreement          (141,214)         -         (634,985)
    Net proceeds from sale of common stock            -             -        1,954,142
    Purchase and retirement of treasury stock         -             -           (1,000)
    Proceeds from the exercise of stock
      options and warrants                         580,836          -             -
                                              ------------  ------------  ------------
Net cash provided by (used in)
   financing activities                            371,180    (1,608,715)    1,073,895
                                              ------------  ------------  ------------

Net increase in cash and cash equivalents          246,885       328,585        96,853
Cash and cash equivalents, at beginning
  of year                                          737,284       408,699       311,846
                                              ------------  ------------  ------------
 Cash and cash equivalents, at end of year    $    984,169  $    737,284  $    408,699
                                              ============  ============  ============

Supplemental disclosure of cash flow
information:

    Cash paid for interest                    $     30,675  $     29,150  $    239,007
                                              ============  ============  ============
    Cash paid for income taxes                $    508,000  $       -     $       -
                                              ============  ============  ============



See accompanying notes to consolidated financial statements.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

     Organization

     PetMed Express, Inc. and its subsidiaries, d/b/a 1-800-PetMeds, (the "Company") is a leading nationwide pet pharmacy. The Company markets prescription and non-prescription pet medications, along with health and nutritional supplements, for cats and dogs direct to the consumer.

     The Company markets its products through national television, on-line and direct mail advertising campaigns, which aim to increase the recognition of the "1-800-PetMeds" brand name, increase traffic on its web site at www.1800PetMeds.com , acquire new customers, and maximize repeat purchases. The majority of all of the Company's sales are to residents of the United States. The Company's executive offices are located in Pompano Beach, Florida.

     During the fiscal year ended March 31, 2001, the Company formed two wholly owned subsidiaries. One company was formed to assist in the purchasing of products and the other for advertising. The Company's fiscal year end is March 31. References herein to fiscal 2003, 2002, or 2001 refer to the Company's fiscal years ended March 31, 2003, 2002, and 2001, respectively.

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

     Revenue Recognition

     The Company generates revenue by selling pet medication products primarily to retail consumers and minimally to wholesale customers. The Company's policy is to recognize revenue from product sales upon shipment, when the rights of ownership and risk of loss have passed to the consumer. Deferred membership revenue consists of cash collected on the sale of one and three-year memberships. Membership fees are amortized to income ratably over the membership period. During fiscal year 2001 the Company discontinued the PetMed Express, Inc. membership plan. Outbound shipping and handling fees are included in sales and are billed upon shipment. Shipping and handling expenses are included in cost of sales.

     The majority of the Company's sales are paid by credit cards and the Company usually receives the cash settlement in one to three banking days. Credit card sales minimize our accounts receivable balances relative to our sales. The Company maintains an allowance for doubtful accounts for losses that the Company estimates will arise from the customers' inability to make required payments, arising from either credit card charge-backs or insufficient fund checks. The Company determines its estimates of the uncollectibility of accounts receivable by analyzing historical bad debts and current economic trends. At March 31, 2003 and 2002 the allowance for doubtful accounts was approximately $17,000 and $7,000, respectively.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 31, 2003 and 2002, consist of the Company's cash accounts, overnight repurchase agreements, and short-term investments with a maturity of three months or less. The carrying amount of cash equivalents approximates fair value.

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The
     Company has not experienced any losses in such accounts.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories

     Inventories consist of prescription and non-prescription pet medications that are available for sale and are priced at the lower of cost or market value using a weighted average cost method. The Company writes down its inventory for estimated obsolescence. At March 31, 2003 and 2002 the inventory reserve was approximately $87,000 and $75,000, respectively.

     Property and Equipment

     Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The furniture, fixtures, equipment and computer software are depreciated over periods ranging from three to seven years. Leasehold improvements and assets under capital lease agreements are amortized over the shorter of the underlying lease agreement or the useful life of the asset.

     Long-lived Assets

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of the asset to net future cash flows expected to be generated from the asset.

     Intangible Asset

     The intangible asset consists of a toll free telephone number, which the Company obtained in the quarter ended September 30, 2002. The Company paid $365,000, to reimburse previously expended advertising costs relating to obtaining the rights to the toll free number. In accordance with the Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, the intangible asset is not being amortized, and is subject to an annual review for impairment.

     Advertising

     The Company's advertising expense consists primarily of television advertising, internet marketing, catalog and postcard production, and mailing costs. Television costs are expensed as the ads are televised and catalog and postcard costs are expensed when the related catalog and postcards are produced, distributed or superseded.

     Accounting for Stock-Based Compensation

     The Company accounts for employee stock options using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees. The Company follows the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for employee stock options. Had the Company determined employee compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been decreased to the pro forma amounts indicated below:


Year Ended March 31,                    2003           2002           2001
--------------------                ------------   ------------   ------------
Reported net income (loss):         $  3,257,565   $    825,413   $ (2,826,707)

Deduct: total stock-based employee
  compensation expense determined
  under fair-value based method
  for all awards, net of related
  tax effects                            285,258        129,465        424,556

Proforma net income (loss):         $  2,972,307   $    695,948   $ (3,251,263)
                                    ============   ============   ============

Reported basic net income (loss)
  per share:                        $       0.19   $       0.05   $      (0.28)
                                    ============   ============   ============

Proforma basic net income (loss)
  per share:                        $       0.17   $       0.04   $      (0.33)
                                    ============   ============   ============

Reported diluted net income (loss)
  per share:                        $       0.16   $       0.04   $      (0.28)
                                    ============   ============   ============

Proforma diluted net income (loss)
  per share:                        $       0.14   $       0.04   $      (0.33)
                                    ============   ============   ============

     The per share weighted-average fair value of stock options granted during fiscal 2003, 2002, and 2001 was $1.28, $.70 and $.23, respectively, on the date of grant using the Black Scholes option-pricing model, as prescribed by SFAS No. 123, with the following weighted-average assumptions: no dividend yield; risk-free interest rates ranging from 4 to 6 percent; expected lives of 3-5 years, and expected volatility of 62 percent, 60 percent, and 91 percent, respectively.

     Fair Value of Financial Instruments

     The carrying amounts of the Company's cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments. The carrying amount of the loan payable approximates fair value as their interest rates approximate current market rates.

     Comprehensive Income

     The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no items of other comprehensive income for any periods presented herein.

     Income Taxes

     The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes, which generally requires recognition of deferred tax assets and liabilities for the expected future tax benefits or consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting carrying values and the tax bases of assets and liabilities, and are measured by applying enacted tax rates and laws for the taxable years in which those differences are expected to reverse.

     Recent Accounting Pronouncements

     The Company does not believe that any recently issued, but not yet effective, accounting standard, if currently adopted, will have a material effect on the Company's consolidated financial position, results of operations or cash flows.

 (2) Property and Equipment

     Major classifications of property and equipment consist of the following:


                                              March 31,
                                          2003          2002
                                       ---------     ---------
 Leasehold improvements                  289,901        42,891
 Computer software                       327,197       302,537
 Furniture, fixtures and equipment     1,606,484     1,325,635
 Equipment and software under
   capital lease                         113,398       280,849
                                       ---------     ---------
                                       2,336,980     1,951,912
 Less: accumulated depreciation
   and amortization                     (840,001)     (831,856)
                                       ---------     ---------
   Property and equipment, net      $  1,496,979     1,120,056
                                       =========     =========


     Amortization expense for equipment and software under capital leases was $24,123, $93,169, and $114,881 for fiscal
     2003, 2002, and 2001, respectively.

(3)  Accounts Payable and Accrued Expenses

     Major classifications of accounts payable and accrued expenses consist of the following:

                                              March 31,
                                          2003          2002
                                       ---------     ---------
 Accounts payable                      2,570,459     1,873,925
 Accrued salaries                        237,165       180,315
 Other accrued liabilities               488,599       670,755
                                       ---------     ---------
       Accounts payable and
       accrued expenses             $  3,296,223     2,724,995
                                       =========     =========

(4)  Mortgage Payable, Line of Credit Agreement and Loan
     Obligation

     On May 31, 2001, the Company sold their 50,000 square foot office building, which houses the Company's principal executive offices and warehouse, to an unrelated third party. The Company received gross proceeds of $2,150,000, of which approximately $1,561,000 was used to pay off the mortgage, and the Company recognized a loss on the sale of approximately $185,000. The Company then entered into a five-year term lease agreement for 20,000 of the 50,000 square foot Pompano Beach office building. On February 22, 2002, the Company entered into a lease addendum which added approximately 12,000 square feet, effective June 1, 2002, to accommodate the Company's warehouse expansion.

     On July 22, 2002, the Company executed an agreement which increased the line of credit from $150,000 to $1,000,000.
     On March 18, 2003, the Company increased the line of credit agreement from $1,000,000 to $2,000,000, effective through July 22, 2004. The interest rate is at the published thirty day London Interbank Offered Rates ("LIBOR") plus 2.65% (3.92% and 5.75% at March 31, 2003 and 2002, respectively), and contains various financial and operating covenants. At March 31, 2003 and 2002, there was $0 and $141,000, respectively, outstanding under the line of credit agreement.

     On March 12, 2002, the Company entered into a $205,000, three year term loan agreement with a bank, with interest accruing at the lending institution's base rate plus 1% (5.25% and 5.75% at March 31, 2003 and 2002, respectively). The loan proceeds were used to purchase a $250,000 computer server. The aggregate loan maturities are $68,000 per year for three years.

     The line of credit and the term loan are secured by substantially all of the Company's assets.

(5)  Shareholders' Equity

     On November 22, 2000, Tricon Holdings, LLC, a Florida limited liability corporation ("Tricon") a related party (see Note 8), acquired 10,000,000 shares of the Company's authorized and unissued shares of common stock and warrants to purchase 3,000,000 shares of the Company's authorized and unissued shares of common stock. The warrants are exercisable at $.33 per share and expire on November 22, 2005. Tricon acquired the Company's shares and warrants in exchange for $2,000,000, which was paid in fiscal year 2001.

     On May 31, 2001, the Company's Board of Directors adopted an amendment to the Corporation's Articles of Incorporation to provide for the increase in the authorized amount of shares of common stock from 20,000,000 to 40,000,000 and adopt an amendment to the Company's 1998 Stock Option Plan (the "Plan") to increase the number of shares of common stock issuable under the Plan from 3,000,000 to 5,000,000 shares.

     Preferred Stock

     In April 1998, the Company issued 250,000 shares of its $.001 par value preferred stock at a price of $4.00 per share, less issuance costs of $112,187. Each share of the preferred stock is convertible into approximately 4.05 shares of common stock at the election of the shareholder. The preferred stock was recorded at $887,813, net of the value of the beneficial conversion feature of $771,525. The value of the beneficial conversion feature was computed as the difference between the closing market price of the Company's common stock ($1.75 per share) and the conversion price of the preferred stock ($.988 per share) on the date the preferred stock was sold. This amount was immediately recognized as a reduction to net income available to common stockholders. The shares have a liquidation value of $4.00 per share and may pay dividends at the sole discretion of the Company. The Company does not anticipate paying dividends to the preferred shareholders in the foreseeable future. Each share of preferred stock is entitled to one vote on all matters submitted to a vote of shareholders of the Company. As of March 31, 2003 and 2002, 2,500 shares of the convertible preferred stock remained unconverted and outstanding.

(6)  Income Taxes

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

                                                 March 31,
                                             2003         2002
                                          ---------     ---------
Deferred tax assets:
  Bad debt and inventory reserves            39,041        30,946
  Deferred compensation (stock options)      59,814       231,400
  Intangible assets                            -            7,410
  Accrued expenses                           58,033       155,087
  Net operating loss carryforward         1,439,932     1,856,732
                                          ---------     ---------

Deferred tax assets                       1,596,820     2,281,575
Less: valuation allowance                  (938,766)   (2,204,877)
                                          ---------     ---------

Total deferred tax assets                   658,054        76,698

 Deferred tax liabilities:
    Depreciation                            (76,698)      (76,698)
                                          ---------     ---------
Total net deferred taxes                $   581,356          -
                                          =========     =========


     The change in the valuation allowance for the year ended March 31, 2003 and 2002, is approximately $1,266,000 and $349,204, respectively. At March 31, 2003, the Company had net operating loss carryforwards of approximately $3,800,000, of which $159,000 relate to the exercise of stock options that will result in an adjustment to equity when the benefit is realized. The net operating loss carryforwards expire in the years 2013 through 2020. The use of such net operating loss carryforwards is limited to approximately $266,000 annually; due to the November 22, 2000 change of control.

     The reconciliation of income tax provision computed at the U.S. federal statutory tax rates to income tax expense is as follows:

                                              Year Ended March 31,
                                         2003         2002          2001
                                     -----------   -----------   -----------
Income taxes (tax benefit) at U.S.
  statutory rates                    $ 1,183,338   $   280,640   $  (961,080)
State income taxes (tax benefit),
  net of federal tax benefit             126,339        29,962      (102,609)
Permanent differences                      1,512           877         3,946
Other                                    177,763          -           33,647
Change in valuation allowance         (1,266,111)         -        1,026,096
Utilization of net operating losses         -         (311,479)         -
                                     -----------   ------------  -----------
                                     $   222,841   $      -      $      -
                                     ===========   ============  ===========



(7)  Stock Options and Warrants

     Stock Options Granted to Employees

     The Company established the 1998 Stock Option Plan (the "Plan") effective July 31, 1998, which provides for the issuance of qualified options to officers, directors and key employees, and nonqualified options to consultants and other service providers. The Company has reserved 5,000,000 shares of common stock for issuance under the Plan. The exercise prices of options issued under the Plan must be equal to or greater than the market price of the Company's common stock as of the date of issuance. The Company had 2,743,600 and 3,039,700 options outstanding under the Plan at March 31, 2003 and 2002, respectively. Options issued prior to July 31, 1998 are not included in the Plan.

     A summary of the status of stock options and certain warrants issued by the Company, together with changes during the periods indicated, is presented in the following table:


                                                        Weighted-
                                                         average
                                           Options    exercise price
                                       -------------  --------------

Balance at March 31, 2000                  3,705,500  $         1.84
          Options Granted                  1,175,000            0.35
          Options Canceled                  (335,800)           4.73
                                       -------------  --------------

Balance at March 31, 2001                  4,544,700  $         1.24
          Options Granted                    387,500            1.26
          Options Canceled                  (695,100)           2.81
                                       -------------  --------------

Balance at March 31, 2002                  4,237,100            0.98
          Options Granted                    910,432            0.75
          Options and Warrants
            Exercised                     (1,800,868)           0.36
          Options Canceled                  (603,064)           1.45
                                       -------------  --------------
Balance at March 31, 2003                  2,743,600  $         1.06
                                       =============  ==============

     The following table summarizes information for options currently outstanding and exercisable at March 31, 2003:


                            Options Outstanding          Options Exercisable
                  ------------------------------------  ---------------------
                                Weighted-    Weighted-              Weighted-
                                average      average                 average
    Exercise                   Remaining     Exercise               Exercise
  Price Range       Number        Life        Price       Number     Price
--------------    ------------------------------------  ---------------------
$ 0.20 - $0.86      862,500    4.35 years     $0.44       539,164    $0.40
  1.05 -  1.76    1,756,500    4.74 years      1.28     1,503,200     1.28
  1.90 -  4.50      124,600    4.07 years      2.43        34,600     3.80
--------------    ------------------------------------  ---------------------
$ 0.20 - $4.50    2,743,600    4.58 years     $1.06     2,076,964    $1.09
==============    ====================================  =====================


     At March 31, 2003 and March 31, 2002, the number of options exercisable was 2,076,964 and 2,752,803, respectively, and the weighted-average exercise price of those options was $1.09 and $.96, respectively. Adjustments are made for options forfeited prior to vesting.

     Warrants

     On November 22, 2000, Tricon Holdings, LLC, a Florida limited liability corporation ("Tricon"), acquired 10,000,000 shares of the Company's authorized and unissued shares of common stock and warrants to purchase 3,000,000 shares of the Company's authorized and unissued shares of common stock. The warrants are exercisable at $.33 per share and expire on November 22, 2005, and were assigned a value of $601,260 using the Black Scholes option-pricing model, as prescribed by SFAS No. 123, with the following weighted-average assumptions: dividend yield 0.0 percent; risk-free interest rates of 6.00 percent; expected lives of 3-5 years, and expected volatility of 91 percent. On September 30, 2002, Tricon exercised 300,000 warrants at the exercise price of $.33 per share, and the Company received proceeds of $99,000.

(8)  Related Party Transactions

     Guven Kivilcim, a member of Tricon Holdings, LLC and a member of the Company's board of directors, has an interest in Intelligent Switching & Software LLC, and Numind Software Systems, Inc., with which the Company conducted business with during the fiscal years ended March 31, 2003 and 2002. Intelligent Switching & Software LLC provided the Company with long distance telecommunication services, and Numind Software Systems, Inc. provided the Company with Internet and website design and hosting services. The Company paid $154,000 and $64,000 to Intelligent Switching & Software LLC, and $45,000 and $0 to Numind Software Systems, Inc., for services during the fiscal years ended March 31, 2003 and 2002, respectively. The Company owed $5,000 and $64,000 to Intelligent Switching & Software LLC, and $14,000 and $37,000 to Numind Software Systems, Inc., which were included in the Company's accounts payable balance as of March 31, 2003 and 2002, respectively.

(9)  Net Income Per Share

     In accordance with the provisions of SFAS No. 128, "Earnings Per Share," basic net income per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share includes the dilutive effect of potential stock options exercises, calculated using the treasury stock method. Outstanding stock options, warrants, and convertible preferred shares issued by the Company represent the only dilutive effect reflected in diluted weighted average shares outstanding. For the year ended March 31, 2001, potential common shares have not been included in the computation of diluted earnings per share, since the effect would be antidilutive. The following is a reconciliation of the numerators and denominators of the basic and diluted net income (loss) per share computations for the periods presented:

                                                    Year Ended March 31,
                                               2003         2002          2001
                                           -----------   -----------   -----------
Net income (loss) (numerator):

  Net income (loss)                        $ 3,257,565   $   825,413   $(2,826,707)
                                           ===========   ===========   ===========
Shares (denominator)

  Weighted average number of common
    shares outstanding used in basic
    computation                             17,300,130    16,360,010     9,943,625
  Common shares issuable upon exercise
    of stock options and warrants            3,439,260     3,369,358          -
  Common shares issuable upon conversion
    of preferred shares                         10,125        10,125          -
                                           -----------   -----------   -----------
  Shares used in diluted computation        20,749,515    19,739,493     9,943,625
                                           ===========   ===========   ===========

Net income per common share:
  Basic                                    $      0.19   $      0.05   $     (0.28)
                                           ===========   ===========   ===========
  Diluted                                  $      0.16   $      0.04   $     (0.28)
                                           ===========   ===========   ===========

     At March 31, 2003 and 2002, 124,600 and 2,124,600 shares,
     respectively, of common stock options and warrants, with a weighted average exercise price of $2.43 and $1.53, respectively, were excluded from the diluted net income per share computation as their exercise prices were greater than the average market price of the common shares for the period.

(10) Valuation and Qualifying Accounts

     Activity in the Company's valuation and qualifying accounts consists of the following:


                                                    Year Ended March 31,
                                               2003         2002          2001
                                           -----------   -----------   -----------
Allowance for doubtful accounts:
   Balance at beginning of period          $     7,475   $     9,740   $    28,747
   Provision for doubtful accounts              14,759          (319)      (19,007)
   Write-off of uncollectible accounts
     receivable                                 (5,590)       (1,946)         -
                                           -----------   -----------   -----------
   Balance at end of period                $    16,644   $     7,475   $     9,740
                                           ===========   ===========   ===========

Valuation allowance for deferred tax
assets:
   Balance at beginning of period          $ 2,204,877   $ 2,554,081   $ 1,527,985
   (Deletions) / additions                  (1,266,111)     (349,204)    1,026,096
                                           -----------   -----------   -----------
   Balance at end of period                $   938,766   $ 2,204,877   $ 2,554,081
                                           ===========   ===========   ===========

(11) Commitments and Contingencies

     Legal Matters

     Various complaints had been filed with the Florida Board of Pharmacy. These complaints, the majority of which were filed by veterinarians who are in competition with the Company for the sale of pet prescription-required products, alleged violations of the Pharmacy Practice Act and regulations promulgated thereunder. The vast majority of the complaints alleged that the Company, through its pharmacists, improperly dispensed prescription-required veterinary medication based on prescriptions verified through the Company's discontinued alternate veterinarian program. The alternate veterinarian program used a veterinarian outside the state of Florida to verify prescriptions for certain pets outside the state of Florida. While the program was not used for pets residing in the state of Florida, the complaints had, for the most part, been filed with the Florida Board of Pharmacy. Other complaints alleged the dispensing of medication without a valid prescription, the sale of non-conforming products and that the Company's pharmacy was operating at the same location as another pharmacy, with which it had a contractual relationship. The Company contested all allegations and continued discussions in an attempt to reach a resolution of these matters.

     In February 2002, the Company voluntarily ceased the use of its alternate veterinarian program, and in March 2002 a business decision was made to enter into a settlement agreement with the Florida Board of Pharmacy, rather than to proceed with costly and lengthy litigation. In April 2002, the Florida Board of Pharmacy approved the settlement agreement. The Florida Board of Pharmacy did not reach any finding of fact or conclusion of law that the Company committed any wrongdoing or violated any rules or laws governing the practice of pharmacy. According to the settlement agreement, the Company's pharmacy license was placed on probation for a period of three years and the Company, the Company's pharmacists and contracted pharmacy and pharmacist, paid approximately $120,000 in fines and investigative costs, in July 2002. The Company remains licensed with the State of Florida and continues to operate its principal business in Florida.

     Additional complaints have been filed with other states' Pharmacy Boards. These complaints, the majority of which were filed by veterinarians who are in competition with the Company for the sale of pet prescription-required products, allege violations of the Pharmacy Practice Act and regulations promulgated thereunder. The vast majority of the complaints allege that the Company, through its pharmacists, improperly dispensed prescription-required veterinary medication based on prescriptions verified through the Company's alternate veterinarian program. The Company contested all allegations and continued discussions in an attempt to reach a resolution of these matters.

     In fiscal 2003, the Company reached settlement agreements with the Louisiana, Missouri, New Mexico, and Ohio State Pharmacy Boards. According to the settlement agreements, the Company was required to terminate the alternate veterinarian program in the state and the Company's permit was placed on probation. As of March 31, 2003, the Company had paid all fines in full to cover any or all administrative and investigative costs associated with these settlements. At March 31, 2003, there was no accrual relating to these settlements. There can be no assurances made that other states will not attempt to take similar actions against the Company in the future.

     In February 2000, the United States Environmental Protection Agency ("EPA") issued a Stop Sale, Use or Removal Order to the Company regarding the alleged distribution or sale of misbranded Advantage products in violation of the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), as amended. The order provides that the company shall not distribute, sell, use or remove the products listed in the order, which are allegedly misbranded. The order further provides that the Company shall not commence any sale or distribution of those products without the prior written approval from the EPA. The Stop Sale, Use or Removal Order does not assert any claim for monetary damages; rather, it is in the nature of a cease and desist order. The Company denied any alleged violations. On February 16, 2000, the Company submitted a written response to the order. The EPA assessed a fine in the amount of $445,000. In fiscal 2001 the Company accrued $445,000 of legal settlement expense.

     In September 2001, the Company and the EPA entered into a Consent Agreement and Final Order ("CAFO"). The settlement agreement required the Company to pay a civil penalty of $100,000 plus interest, requiring a payment of $56,000, which was paid in September 2002, and $53,000 due on September 30, 2003, a reduction from the previously assessed fine of $445,000. For the purpose of this CAFO, the Company admitted to the jurisdictional allegations set forth, and neither admitted nor denied the alleged violations. On September 28, 2001, the CAFO was approved and ordered by the regional judicial officer. Accordingly, a gain of $345,000 was reflected in the statement of income for the year ended March 31, 2002, to reflect the adjustment to this settlement.

     On March 19, 2002, Novartis Animal Health U.S., Inc. ("Novartis") filed a complaint against the Company and two other defendants in U.S. District Court for the Southern District of Florida. Novartis purports to assert seven claims related to the Company's alleged sale of pet medications produced for a Novartis Australian sister company: Count I: Infringement of Registered Trademark Under
     Section 32 of the Lanham Act, 15 U.S.C.  1114; Count II:
     Infringement of Unregistered Trademarks Under Section 43(a) of the Lanham Act, 15 U.S.C. 1125(a); Count III: False Advertising Under Section 43(a) of the Lanham act, 15 U.S.C.
      1125(a); Count IV: Misleading Advertising Under Florida Statutory Law; Count V: Deceptive and Unfair Trade Practices Under Florida Statutory Law; Count VI: Injury to Business Reputation Under Florida Statutory Law; Count VII: Common Law Unfair Competition. Subsequent to the year ended March 31, 2003, the Company reached a final settlement agreement with Novartis. According to the confidential settlement agreement dated April 7, 2003, the Company has satisfactorily resolved the contested issues raised by the complaint and the confidential settlement terms will not have a material impact on the Company's operations and financial results.

     The Company is a defendant in a lawsuit in Texas state district court seeking injunctive and monetary relief styled Texas State Board of Pharmacy and State Board of Veterinary Medical Examiners v. PetMed Express, Inc. Cause No.GN-202514, in the 201st Judicial District Court, Travis County, Texas. The Company in its initial pleading denied the allegations contained therein. The Company will vigorously defend, is confident of its compliance with the applicable law, and finds wrong-on-the-facts the vast majority of the allegations contained in the Plaintiffs' supporting documentation attached to the lawsuit. Discovery has recently commenced. At this early stage of the litigation it is difficult to assess any possible outcome or estimate any potential loss in the event of an adverse outcome.

     On May 1, 2001, the former Chief Financial Officer ("CFO") of the Company, provided notice of termination of his Executive Employment Agreement with the Company dated March 7, 2000, as amended. In the notice, the former CFO also demanded payment of certain benefits allegedly due under the Executive Employment Agreement. The Company continued discussions in an effort to resolve this matter, and in accordance with the CFO's Executive Employment Agreement, the Company accrued a severance charge for the amount of $120,000 in fiscal 2002. On October 31, 2001, the Company entered into a Release and Termination agreement with its former CFO. The former CFO's termination date was effective as of May 31, 2001. The agreement entitles the former CFO to receive an amount of $120,000, which was paid in fiscal 2002. The former CFO had a right to exercise any stock options granted to him by the Company (the "vested options"), for a period of 30 days from the termination date. Additionally, the former CFO agreed to provide consulting services to the Company on financial matters until March 31, 2002, for which he was separately compensated.

     On June 13, 2001, the Company entered into a Release and Termination agreement with its former Chief Operating Officer ("COO"). The former COO's termination date was effective as of May 18, 2001. The agreement entitles the former COO to receive an amount of $75,000, which was paid in fiscal 2002. The former COO had a right to exercise any stock options granted to him by the Company (the "vested options"), for a period of 30 days from the termination date. Additionally, the former COO agreed to provide consulting services to the Company on regulatory and legal matters until December 31, 2001, for which he was separately compensated.

     Routine Proceedings

     The Company is a party to routine litigation incidental to its business. The Company's management does not believe that the resolution of any or all of such routine litigation is likely to have a material adverse effect on the Company's financial condition or results of operations.

     Employment Agreement

     On March 16, 2001, the Company entered into an employment agreement with its Chief Executive Officer ("CEO"). Under the terms of this three-year agreement the Company will pay the CEO an annual salary of $150,000 for the first six months of the agreement, and thereafter his annual salary will be increased to $200,000. The Company also granted the CEO options to purchase 750,000 shares of its common stock under the Company's 1998 Stock Option Plan at an exercise price of $.32 per share, which vest at the rate of 187,500 options on each of March 16, 2001, 2002, 2003 and 2004.

     Operating Lease

     The Company leases their 32,000 square foot principal executive offices and warehouse, which expires in fiscal
     2007.   The Company is responsible for certain maintenance
     costs, taxes and insurance under this lease. The future minimum annual lease payments as of March 31, 2003, are as follows:

     Years Ending March 31,
     ----------------------

     2004                   $   277,000
     2005                       288,000
     2006                       300,000
     2007                        50,000
                            -----------
     Total lease payments   $   915,000
                            ===========



     Rent expense was $253,000 and $149,000 for the year ended
     March 31, 2003 and 2002, respectively.

(12) Subsequent Events

     Subsequent to fiscal 2003, the Company received net proceeds of $766,000 upon the exercise and issuance of 644,166 shares of common stock, of which 600,000 shares were exercised by the Company's president.

(13) Quarterly Financial Data (unaudited)

     Summarized unaudited quarterly financial data for fiscal
     2003 and 2002 is as follows:

Quarter Ended:                June 30, 2002   September 30, 2002    December 31, 2002   March 31, 2003 (a)
--------------                -------------   ------------------    -----------------   --------------
Sales                         $ 14,830,755       $ 14,229,702         $  11,050,124      $ 14,864,335
Income from operations        $  1,291,235       $    307,754         $     693,269      $  1,190,749
Net income                    $    902,329       $    204,887         $     434,710      $  1,715,639
Diluted net income per share  $       0.04       $       0.01         $        0.02      $       0.09

Quarter Ended:                June 30, 2001   September 30, 2001    December 31, 2001   March 31, 2002
--------------                -------------   ------------------    -----------------   --------------
Sales                         $   5,363,650      $ 7,762,825          $   8,248,904      $ 10,650,552
(Loss) income from operations $    (880,765)     $    56,246          $     368,433      $  1,204,026
Net (loss) income             $  (1,090,684)     $   393,378          $     353,348      $  1,169,371
Diluted net (loss) income
  per share                   $       (0.07)     $      0.02          $        0.02      $       0.07


(a)  The Company recorded a deferred tax asset of approximately
     $581,000,   during  the  quarter  ended   March 31,  2003,
     resulting in an increase of diluted net income of $.03 per share.

              PETMED EXPRESS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS


                                                    June 30,     March 31,
                                                      2003         2003
                                                   -----------  ------------
                                                   (Unaudited)
                         ASSETS
                         ------
Current assets:
   Cash and cash equivalents                       $ 1,492,504  $    984,169
   Accounts receivable, less allowance
     for doubtful accounts of $26,071 and
     $16,644, respectively                           1,297,609       651,883
   Inventories                                       6,885,161     4,268,146
   Prepaid expenses and other current assets           458,395       478,108
                                                   -----------  ------------
          Total current assets                      10,133,669     6,382,306

   Property and equipment, net                       1,579,530     1,496,979
   Deferred income taxes                               581,356       581,356
   Intangible asset                                    365,000       365,000
   Other assets                                        171,822       200,155
                                                   -----------  ------------
Total assets                                       $12,831,377  $  9,025,796
                                                   ===========  ============

          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------

Current liabilities:
   Accounts payable                                $ 3,503,423  $  2,570,459
   Accrued expenses and other current liabilities      997,105       725,764
   Current portion of loan obligation                   68,442        68,442
                                                   -----------  ------------
          Total current liabilities                  4,568,970     3,364,665

Loan obligation, less current portion                   51,332        68,443
                                                   -----------  ------------

Total liabilities                                    4,620,302     3,433,108
                                                   -----------  ------------

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value, 5,000,000
     shares authorized; 2,500 convertible shares
     issued and outstanding with a liquidation
     preference of $4 per share                          8,898         8,898
   Common stock, $.001 par value, 40,000,000
     shares authorized; 19,140,877 and 18,460,878
     shares issued and outstanding, respectively        19,141        18,461
   Additional paid-in capital                        8,464,330     7,279,207
   Accumulated deficit                                (281,294)   (1,713,878)
                                                   -----------  ------------
          Total shareholders' equity                 8,211,075     5,592,688
                                                   -----------  ------------

Total liabilities and shareholders' equity         $12,831,377  $  9,025,796
                                                   ===========  ============



See accompanying notes to condensed consolidated financial statements.

              PETMED EXPRESS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           (UNAUDITED)

                                                  Three Months Ended June 30,

                                                       2003         2002
                                                  ------------  -------------

Sales                                             $ 30,387,563  $  14,830,755
Cost of sales                                       18,582,680      8,568,253
                                                  ------------  -------------
Gross profit                                        11,804,883      6,262,502
                                                  ------------  -------------

Operating expenses:
      General and administrative                     3,021,254      2,083,423
      Advertising                                    6,508,990      2,807,180
      Depreciation and amortization                    127,351         80,664
                                                  ------------  -------------
 Total operating expenses                            9,657,595      4,971,267
                                                  ------------  -------------

 Income from operations                              2,147,288      1,291,235
                                                  ------------  -------------

 Other income (expense):
      Interest expense                                  (2,681)        (5,590)
      Interest income                                    2,149          4,133
      Other, net                                           608          2,335
                                                  ------------  -------------
 Total other income (expense)                               76            878
                                                  ------------  -------------

 Income before provision for income taxes            2,147,364      1,292,113

 Provision for income taxes                            714,780        389,784
                                                  ------------  -------------
 Net income                                       $  1,432,584  $     902,329
                                                  ============  =============

 Net income per common share:
       Basic                                      $       0.08  $        0.05
                                                  ============  =============
       Diluted                                    $       0.06  $        0.04
                                                  ============  =============

 Weighted average number of common
 shares outstanding:
       Basic                                        19,010,438     16,590,779
                                                  ============  =============
       Diluted                                      23,012,611     20,092,544
                                                  ============  =============


See accompanying notes to condensed consolidated financial statements.

              PETMED EXPRESS, INC. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED)


                                                  Three Months Ended June 30,

                                                      2003          2002
                                                  ------------  -------------
 Cash flows from operating activities:
    Net income                                    $  1,432,584  $     902,329
    Adjustments to reconcile net income
      to net cash used in operating activities:
        Depreciation and amortization                  127,351         80,664
        Tax benefit related to stock options
          exercised                                    387,600           -
        Bad debt expense                                 9,588          1,728
        (Increase) decrease in operating assets
          and liabilities:
             Accounts receivable                      (655,314)       (50,850)
             Inventory                              (2,617,015)    (1,992,435)
             Prepaid expenses and other current
               assets                                   19,713        (10,441)
             Other assets                               28,333           -
             Accounts payable                          932,964        448,248
             Accrued expenses and other current
               liabilities                             271,341        283,047
                                                  ------------  -------------
 Net cash used in operating activities                 (62,855)      (337,710)
                                                  ------------  -------------

 Cash flows from investing activities:
    Purchases of property and equipment               (209,902)      (312,461)
                                                  ------------  -------------
 Net cash used in investing activities                (209,902)      (312,461)
                                                  ------------  -------------

 Cash flows from financing activities:
    Proceeds from the exercise of stock options        798,203        159,000
    Payments on loan obligation                        (17,111)       (17,110)
                                                  ------------  -------------
 Net cash provided by financing activities             781,092        141,890
                                                  ------------  -------------

 Net increase (decrease) in cash and cash
   equivalents                                         508,335       (508,281)
 Cash and cash equivalents, at beginning
   of period                                           984,169        737,284
                                                  ------------  -------------
 Cash and cash equivalents, at end of period      $  1,492,504  $     229,003
                                                  ============  =============


 Supplemental disclosure of cash flow information:

    Cash paid for interest                        $      2,404  $       5,634
                                                  ============  =============
    Cash paid for income taxes                    $     32,500  $      -
                                                  ============  =============


See accompanying notes to condensed consolidated financial statements.

              PETMED EXPRESS, INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED)

Note 1:  Summary of Significant Accounting Policies

Organization

  PetMed Express, Inc. and subsidiaries is a leading nationwide pet pharmacy. The Company markets prescription and non-prescription pet medications along with health and nutritional supplements for cats and dogs direct to the consumer. The Company offers consumers an attractive alternative for obtaining pet medications in terms of convenience, price, and speed of delivery.

  The Company markets its products through national television, on-line and direct mail advertising campaigns, which aim to increase the recognition of the "1-800-PetMeds" brand name, increase traffic on its web site at www.1800PetMeds.com , acquire new customers, and maximize repeat purchases. The Company's executive offices are located in Pompano Beach, Florida.

  The Company's fiscal year end is March 31, and references herein to fiscal 2004 or 2003 refer to the Company's fiscal years ending March 31, 2004 and 2003, respectively.

Basis of Presentation and Consolidation

  The Company is no longer eligible as a small business filer, as of April 1, 2003 the Company holds the status of a regular Securities Exchange Act filer. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and, therefore, do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company, after elimination of intercompany accounts and transactions, at June 30, 2003 and the statements of income for the three months ended June 30, 2003 and 2002 and cash flows for the three months ended June 30, 2003 and 2002. The results of operations for the three months ended June 30, 2003, are not necessarily indicative of the operating results expected for the fiscal year ending March 31, 2004. These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company's annual report on Form 10-KSB for the fiscal year ended March 31, 2003. The condensed consolidated financial statements include the accounts of PetMed Express, Inc. and its wholly owned subsidiaries. All significant intercompany transaction has been eliminated upon consolidation.

Use of Estimates

  The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2:  Net Income Per Share

  In accordance with the provisions of SFAS No. 128, "Earnings Per Share," basic net income per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share includes the dilutive effect of potential stock options exercises, calculated using the treasury stock method. Outstanding stock options, warrants, and convertible preferred shares issued by the Company represent the only dilutive effect reflected in diluted weighted average shares outstanding.

  The following is a reconciliation of the numerators and denominators of the basic and diluted net income per share computations for the periods presented:

                                           Three Months Ended June 30,
                                               2003           2002
                                           ------------   ------------
Net income (numerator):

  Net income                               $  1,432,584   $    902,329

Shares (denominator)

  Weighted average number of common
    shares outstanding used in basic
    computation                              19,010,438     16,590,779
  Common shares issuable upon exercise
    of stock options and warrants             3,992,048      3,491,640
  Common shares issuable upon conversion
    of preferred shares                          10,125         10,125
                                           ------------   ------------
  Shares used in diluted computation         23,012,611     20,092,544
                                           ============   ============


Net income per common share:

  Basic                                    $       0.08   $       0.05
                                           ============   ============
  Diluted                                  $       0.06   $       0.04
                                           ============   ============


  For the periods ended June 30, 2003 and 2002, 24,600 and 1,224,600 shares of common stock options and warrants, with a weighted average exercise price of $4.12 and $1.60, respectively, were excluded from the diluted net income per share computation as their exercise prices were greater than the average market price of the common shares for the period.

Note 3:  Accounting for Stock-Based Compensation

  The Company accounts for employee stock options using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees. The Company follows the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for employee stock options. Had the Company determined employee compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been decreased to the pro forma amounts indicated below:

                                           Three Months Ended June 30,
                                               2003          2002
                                           ------------   ------------

Reported net income:                       $  1,432,584   $    902,329

Deduct: total stock-based employee
  compensation expense determined
  under fair-value based method for
  all awards, net of related tax effects         44,859         91,290
                                           ------------   ------------

Proforma net income:                       $  1,387,725   $    811,039
                                           ============   ============

Reported basic net income per share:       $       0.08   $       0.05
                                           ============   ============

Proforma basic net income per share:       $       0.07   $       0.05
                                           ============   ============

Reported diluted net income per share:     $       0.06   $       0.04
                                           ============   ============

Proforma diluted net income per share:     $       0.06   $       0.04
                                           ============   ============



Note 4:  Line of Credit

  The Company maintains a $2,000,000 line of credit, effective through July 22, 2004. The interest rate is at the published thirty day London Interbank Offered Rates ("LIBOR") plus 2.65% (3.75% at June 30, 2003), and contains various financial and operating covenants. At June 30, 2003, there was no outstanding balance under the line of credit agreement.

Note 5:  Commitments and Contingencies

  Various complaints had been filed with the Florida Board of Pharmacy. These complaints, the majority of which were filed by veterinarians who are in competition with the Company for the sale of pet prescription-required products, alleged violations of the Pharmacy Practice Act and regulations promulgated there under. The vast majority of the complaints alleged that the Company, through its pharmacists, improperly dispensed prescription-required veterinary medication based on prescriptions verified through the Company's discontinued alternate veterinarian program. The alternate veterinarian program used a veterinarian outside the state of Florida to verify prescriptions for certain pets outside the state of Florida. While the program was not used for pets residing in the state of Florida, the complaints had, for the most part, been filed with the Florida Board of Pharmacy. Other complaints alleged the dispensing of medication without a valid prescription, the sale of non-conforming products and that the Company's pharmacy was operating at the same location as another pharmacy, with which it had a contractual relationship. The Company contested all allegations and continued discussions in an attempt to reach a resolution of these matters.

  In February 2002, the Company voluntarily ceased the use of its alternate veterinarian program, and in March 2002 a business decision was made to enter into a settlement agreement with the Florida Board of Pharmacy, rather than to proceed with costly and lengthy litigation. In April 2002, the Florida Board of Pharmacy approved the settlement agreement. The Florida Board of Pharmacy did not reach any finding of fact or conclusion of law that the Company committed any wrongdoing or violated any rules or laws governing the practice of pharmacy. According to the settlement agreement, the Company's pharmacy license was placed on probation for a period of three years and the Company, the Company's pharmacists and contracted pharmacy and pharmacist, paid approximately $120,000 in fines and investigative costs, in July 2002. The Company remains licensed with the State of Florida and continues to operate its principal business in Florida.

  Additional complaints have been filed with other states' Pharmacy Boards. These complaints, the majority of which were filed by veterinarians who are in competition with the Company for the sale of pet prescription-required products, allege violations of the Pharmacy Practice Act and regulations promulgated there under. The vast majority of the complaints allege that the Company, through its pharmacists, improperly dispensed prescription-required veterinary medication based on prescriptions verified through the Company's alternate veterinarian program. The Company contested all allegations and continued discussions in an attempt to reach a resolution of these matters.

  In fiscal 2003, the Company reached settlement agreements with the Louisiana, Missouri, New Mexico, and Ohio State Pharmacy Boards. According to the settlement agreements, the Company was required to terminate the alternate veterinarian program in the state and the Company's permit was placed on probation. As of March 31, 2003, the Company had paid all fines in full to cover any or all administrative and investigative costs associated with these settlements. There can be no assurances made that other states will not attempt to take similar actions against the Company in the future.

  In February 2000, the United States Environmental Protection Agency ("EPA") issued a Stop Sale, Use or Removal Order to the Company regarding the alleged distribution or sale of misbranded Advantage products in violation of the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), as amended. The order provides that the company shall not distribute, sell, use or remove the products listed in the order, which are allegedly misbranded. The order further provides that the Company shall not commence any sale or distribution of those products without the prior written approval from the EPA. The Stop Sale, Use or Removal Order does not assert any claim for monetary damages; rather, it is in the nature of a cease and desist order. The Company denied any alleged violations. On February 16, 2000, the Company submitted a written response to the order. The EPA assessed a fine in the amount of $445,000. In fiscal 2001 the Company accrued $445,000 of legal settlement expense.

  In September 2001, the Company and the EPA entered into a Consent Agreement and Final Order ("CAFO"). The settlement agreement required the Company to pay a civil penalty of $100,000 plus interest, requiring a payment of $56,000, which was paid in September 2002, and $53,000 due on September 30, 2003, a reduction from the previously assessed fine of $445,000. For the purpose of this CAFO, the Company admitted to the jurisdictional allegations set forth, and neither admitted nor denied the alleged violations. On September 28, 2001, the CAFO was approved and ordered by the regional judicial officer. Accordingly, a gain of $345,000 was reflected in the statement of income for the year ended March 31, 2002, to reflect the adjustment to this settlement.

  On March 19, 2002, Novartis Animal Health U.S., Inc. ("Novartis") filed a complaint against the Company and two other defendants in U.S. District Court for the Southern District of Florida. Novartis purports to assert seven claims related to the Company's alleged sale of pet medications produced for a Novartis Australian sister company: Count I: Infringement of Registered Trademark Under Section 32 of the Lanham Act, 15 U.S.C. 1114; Count II: Infringement of Unregistered Trademarks Under Section 43(a) of the Lanham Act, 15 U.S.C. 1125(a); Count III: False Advertising Under Section 43(a) of the Lanham act, 15 U.S.C. 1125(a); Count IV: Misleading Advertising Under Florida Statutory Law; Count V: Deceptive and Unfair Trade Practices Under Florida Statutory Law; Count VI: Injury to Business Reputation Under Florida Statutory Law; Count VII: Common Law Unfair Competition. Subsequent to the year ended March 31, 2003, the Company reached a final settlement agreement with Novartis. According to the confidential settlement agreement dated April 7, 2003, the Company had satisfactorily resolved the contested issues raised by the complaint and the confidential settlement terms had no material impact on the Company's operations and financial results.

  The Company is a defendant in a lawsuit in Texas state district court seeking injunctive and monetary relief styled Texas State Board of Pharmacy and State Board of Veterinary Medical Examiners v. PetMed Express, Inc. Cause No.GN-202514, in the 201st Judicial District Court, Travis County, Texas. The Company in its initial pleading denied the allegations contained therein. The Company will vigorously defend, is confident of its compliance with the applicable law, and finds wrong-on-the-facts the vast majority of the allegations contained in the Plaintiffs' supporting documentation attached to the lawsuit. Discovery has recently commenced. At this early stage of the litigation it is difficult to assess any possible outcome or estimate any potential loss in the event of an adverse outcome.

Routine Proceedings

  The Company is a party to routine litigation incidental to its business. The Company's management does not believe that the resolution of any or all of such routine litigation is likely to have a material adverse effect on the Company's financial condition or results of operations.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


                    TABLE OF CONTENTS


           Page
           ----                            12,590,985 SHARES

     Prospectus Summary.........
     Risk Factors...............        PETMED EXPRESS, INC.
     Forward-Looking
       Statements...............
     Capitalization.............                  PROSPECTUS
     Use of Proceeds............                  ----------
     Price Range of
       Common Stock
       and Dividend.............
     Policy.....................
     Selected Financial
       Data.....................
     Management's Discussion
       and Analysis or Plan
       of Operation.............
     Business...................
     Management.................
     Executive Compensation.....
     Certain Transactions.......
     Principal Shareholders.....
     Description of
       Securities...............
     Selling Shareholders.......
     Plan of Distribution.......
     Legal Matters..............
     Experts....................
     Additional Information.....
     Financial Statements ......

                        PART TWO

          INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee...........   $  2,670
Legal Fees and Expenses*..................     10,000
Accounting Fees and Expenses*.............     10,000
Financial Printing*.......................      2,000
Transfer Agent Fees*......................        500
Blue Sky Fees and Expenses*...............        -0-
Miscellaneous*............................      1,000
                                             --------
     TOTAL                                   $ 26,170
                                             ========
* Estimated

None of the foregoing expenses are being paid by the selling shareholders.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation (the "Articles") and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Corporation Act. The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe  his  conduct  was lawful or had no reasonable  cause  to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling PetMed pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by PetMed in the successful defense of any action, suit or proceeding, is asserted, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us against public policy. We will be governed by the final adjudication of this issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

In May 2003, we issued 12,500 shares of our common stock to one individual upon the exercise of options at an exercise price of $.20 per share. The share issuance was exempt under Section 4(2) of the Securities Act. The option holder had access to information about us and the shares issued contain the appropriate restrictive legend restricting their transferability absent registration or an available exemption.

In July 2002, we issued 12,500 shares of our common stock to two individuals upon the exercise of options at an exercise price of $.20 per share. The share issuance was exempt under Section 4(2) of the Securities Act. The option holders had access to information about us and the shares issued contain the appropriate restrictive legend restricting their transferability absent registration or an available exemption.

In June 2002 we issued 10,500 shares of our common stock to a former employee. These shares were issued upon the exercise of options held by the former employee at $1.25 per share. The share issuance was exempt under Section 4(2) of the Securities Act. The option holder had access to information about us and the shares issued contain the appropriate restrictive legend restricting their transferability absent registration or an available exemption.

In April 2002, upon the exercise of outstanding options, we issued 600,000 shares of common stock to two option holders in consideration of $159,000. Options to purchase 300,000 shares of common stock were exercised by our president. The remaining options were exercised by a consulting firm. The share issuances were exempt from registration by Section 4(2) of the Securities Act. The security holders had access to information about us and had the opportunity to ask questions about us. The shares issued contain a legend restricting their transferability absent registration or an available exemption.

On November 22, 2000, we issued Tricon Holdings, LLC, a Florida limited liability corporation, 10,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock. The warrants are exercisable at $.33 per share and expire on November 22, 2005. The shares of common stock and warrants were issued to Tricon Holdings in exchange for $2,000,000. The security issuances were exempt from registration by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The security holder had access to information about us and had the opportunity to ask questions about us. The securities issued contain a legend restricting their transferability absent registration or an available exemption.

In March 2000, we gave $50,000 and granted warrants to purchase 20,000 shares of our common stock to Nico Pronk and Wayne Horne, principals of Noble Financial Group, in exchange for the termination of a consulting agreement between us and Noble Financial Group, an investment banking firm. The warrants are exercisable at $3.125 per share and expired on March 7, 2003. The warrant issuance was exempt from registration by Section 4(2) of the Securities Act. The security holder had access to information about us and had the opportunity to ask questions about us. The warrant issued contains a legend restricting its transferability absent registration or an available exemption.

In November 1999, we granted warrants to purchase 75,000 shares of our common stock to JW Genesis Capital Markets, an investment advisory firm in exchange for investment banking related services. The warrants are exercisable at $1.48 per share at any time prior to November 12, 2004. The warrant issuance was exempt from registration by Section 4(2) of the Securities Act. The security holder had access to information about us and had the opportunity to ask questions about us. The warrant issued contains a legend restricting its transferability absent registration or an available exemption.

In November 1999, we issued warrants to purchase 75,000 shares of our common stock a former shareholder, pursuant to a settlement of litigation. The warrants are exercisable at $3.50 per share at any time prior to November 1, 2002. The warrant issuance was exempt from registration by Section 4(2) of the Securities Act. The security holder had access to information about us and had the opportunity to ask questions about us. The warrant issued contains a legend restricting its transferability absent registration or an available exemption.

We established the 1998 Stock Option Plan effective July 31, 1998, which provides for the issuance of qualified options to officers, directors and key employees, and nonqualified options to consultants and other service providers. Through August 12, 2003, we had issued and outstanding options to purchase approximately 2,075,103 shares of common stock under the Plan with exercise prices ranging from $.32 to $8.00 and various expiration dates. The options were issued to approximately 30 officers, directors, key employees, consultants and other service providers. The security issuances were exempt from registration by Section 4(2) of the Securities Act. The option holders had access to information about us and had the opportunity to ask questions about us. The options issued contain a legend restricting their transferability absent registration or an available exemption.

With respect to each of the foregoing transactions, each

* had access to business and financial information concerning us,
* was afforded the opportunity to ask questions of our management concerning our operations and the terms of the offering,
* represented that he, she or it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and
* had such knowledge and experience in business and financial matters that he, she or it was able to evaluate the risks and merits of an investment.

In addition, the certificates evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each of the transactions was exempt from the registration requirements of the Securities Act by reason of Sections 4(2) and/or 4(6) thereof and/or the rules and regulations thereunder, including Rule 506 of Regulation D.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits.

Exhibit
Number                    Description
-------                   -----------

(3)     Articles of Incorporation and Bylaws.

  3.1 Amended and Restated Articles of Incorporation (incorporated by reference to the Registration Statement on Form 10-SB, as amended, File No. 000-28827).
  3.2 Bylaws of the Corporation (incorporated by reference to the Registration Statement on Form 10-SB, as amended, File No. 000-28827).

(4)     Instruments Defining the Rights of Security Holders.

  4.1 Form of Warrant issued to Noble International Investments, Inc. (incorporated by reference to the Registration Statement on Form 10-SB, as amended, File No. 000-28827).

  4.2     Specimen   common  stock  certificate  (incorporated  by
          reference to the Registration Statement on Form 10-SB, as amended, File No. 000-28827).

  4.3 Form of Non-Plan Option (incorporated by reference to the Registration Statement on Form SB-2, as amended, File No. 333-97565).

  4.4     Form  of Warrant  (incorporated  by  reference  to   the
          Registration  Statement  on  Form SB-2, as amended, File
          No. 333-97565).

  4.5 Tricon Holdings, LLC Warrant (incorporated by reference to the Registration Statement on Form SB-2, as amended, File No. 333-97565).

 (5)    Opinion of Counsel

  5.1     Form of Opinion of Katz, Barron, Squitero, Faust & Boyd,
          P.A.*

 (10)  Material Contracts

  10.1 Second Amended and Restated Employment Agreement with Marc A. Puleo (incorporated by reference to Exhibit
          10.1 of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, Commission File No. 000-28827).
  10.2 1998 Stock Option Plan (incorporated by reference to the Registration Statement on Form 10-SB, File No. 000-28827).
  10.3 Line of Credit Agreement with SouthTrust Bank, N.A. (incorporated by reference to the Registration Statement on Form 10-SB, File No. 000-28827).
  10.4 Employment Agreement with Menderes Akdag (incorporated by reference to Exhibit 10 of the Registrant's Form 8-K on March 16, 2001, Commission File No. 000-28827).
  10.5 Agreement for the Sale and Leaseback of the Land and Building. (incorporated by reference to Exhibit 99.1 of the Registrant's Form 8-K on June 14, 2001, Commission File No. 000-28827).
  10.6 Line of Credit Renewal Agreement with SouthTrust Bank, N.A. (incorporated by reference to Exhibit 10.6 of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, Commission File No. 000-28827).
  10.7 Loan Agreement with SouthTrust Bank, N.A. (incorporated by reference to Exhibit 10.7 of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, Commission File No. 000-28827).
  10.8 Second Line of Credit ($1,000,000) Agreement with SouthTrust Bank, N.A. (incorporated by reference to
          Exhibit 99.3 of the Registrant's Quarterly Report on Form 10- QSB for the three months ended June 30, 2002, Commission File No. 000-28827).
  10.9 Third Line of Credit ($2,000,000) Agreement with SouthTrust Bank, N.A. (incorporated by reference to
          Exhibit 10.9 of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, Commission File No. 000-28827).

 (16)  Letter regarding Change in Certifying Accountant.

  16.1 Letter from Lopez, Levi, & Associates LLC, regarding change in certifying accountants. (incorporated by reference to Exhibit 16 of the Registrant's Form 8-K on April 24, 2001, Commission File No. 000-28827).

 (21)  Subsidiaries of Registrant.

  21.1 Subsidiaries of Registrant (incorporated by reference to the Registration Statement on Form SB-2, as amended, File No. 333-97565).

 (23)  Consents.

  23.1    Consent of Counsel (see Exhibit 5).
  23.2    Consent  of  Independent  Certified Public Accountants.*

*  Filed herewith


ITEM 17.  UNDERTAKINGS

The undersigned Registrant also undertakes:

(1)   To  file,  during any  period in which  offers or sales  are
      being    made,    a   post-effective   amendment   to   this
      registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration
      statement relating  to  the   securities  offered  therein,
      and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pompano Beach, State of Florida on August 19, 2003.

                            PETMED EXPRESS, INC.


                            By: /s/ Menderes Akdag
                               ---------------------------
                               Menderes Akdag
                               Chief Executive Officer and
                               Principal Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form SB-2 on Form
S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                           DATE
-----------------------------------------------------------------------------------------

/s/ Menderes Akdag           Chief Executive Officer                    August 19, 2003
------------------------     (Principal Executive Officer)
Menderes Akdag               and Director


/s/ Marc Puleo, M.D.         Chairman of the Board,                     August 19, 2003
------------------------     President and Director
Marc Puleo, M.D.


/s/ Bruce S. Rosenbloom      Chief Financial Officer and
------------------------     Treasurer (Principal Financial             August 19, 2003
Bruce S. Rosenbloom          and Accounting Officer)


/s/ Robert C. Schweitzer     Director                                   August 19, 2003
------------------------
Robert C. Schweitzer


/s/ Ronald Korn              Director                                   August 19, 2003
------------------------
Ronald Korn


/s/ Gian Fulgoni             Director                                   August 19, 2003
------------------------

Gian Fulgoni



------------------------     Director
Frank J. Formica
